EXECUTION COPY _________________________________________________________________ _______________________________________________________ STOCK PURCHASE AGREEMENT BY AND AMONG NEXEO SOLUTIONS, LLC NEXEO SOLUTIONS MEXICO HOLDINGS, LLC AND, [SHAREHOLDER A], [SHAREHOLDER B], [SHAREHOLDER C], [SHAREHOLDER D], [SHAREHOLDER E], [SHAREHOLDER F] AND [SHAREHOLDER G] ______________________________________________________________________________ _______________________________________________________________ Exhibit 2.1

EXECUTION COPY ii INDEX RECITALS....................................................... 1 ARTICLE I DEFINITIONS.......................................... 2 Section 1.1 Certain Defined Terms .......................... 2 ARTICLE II PURCHASE AND SALE.................................. 16 Section 2.1 Purchase Price and Sale of Equity Interests ... 16 Section 2.2 Closing ....................................... 17 Section 2.3 Purchase Price Adjustments .................... 22 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS..... 26 Section 3.1 Authority And Solvency ........................ 27 Section 3.2 No Conflict; Required Filings and Consents .... 27 Section 3.3 Equity Interests .............................. 28 Section 3.4 Litigation .................................... 29 Section 3.5 Marital Status. ............................... 29 Section 3.6 No Reliance. .................................. 29 ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANIES .......................................... 29 Section 4.1 Organization and Qualification ................ 30 Section 4.2 No Conflict; Required Filings and Consents .... 30 Section 4.3 Capitalization ................................ 31 Section 4.4 Investments ................................... 33 Section 4.5 Financial Statements; No Undisclosed Liabilities ................................... 33 Section 4.6 Absence of Certain Changes or Events .......... 34 Section 4.7 Compliance with Law; Permits .................. 35 Section 4.8 Litigation .................................... 36 Section 4.9 Employees. .................................... 36 Section 4.10 Personal Property ............................ 38 Section 4.11 Leased Real Property. ........................ 39 Section 4.12 Intellectual Property. ....................... 39 Section 4.13 Taxes ........................................ 41 Section 4.14 Material Contracts ........................... 43 Section 4.15 Environmental Matters. ....................... 45 Section 4.16 Accounts Receivable. ......................... 46 Section 4.17 Customers, Vendors and Suppliers. ............ 46 Section 4.18 Insurance. ................................... 47 Section 4.19 Relationship with Related Persons. ........... 48 Section 4.20 Brokers. ..................................... 49 Section 4.21 Certain Payments, Trade Controls. ............ 49 Section 4.22 Assets Necessary to the Business. ............ 50 Section 4.23 Inventory. ................................... 51 Section 4.24 Product and Service Warranty. ................ 51 Exhibit 2.1

EXECUTION COPY iii Section 4.25 Bank Accounts. ............................... 51 Section 4.26 Powers of Attorney ........................... 52 Section 4.27 Disclosures. ................................. 52 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYERS........ 52 Section 5.1 Organization and Qualification ................ 52 Section 5.2 Authority ..................................... 52 Section 5.3 No Conflict; Required Filings and Consents .... 53 Section 5.4 Brokers. ...................................... 54 Section 5.5 Non-Solicitation. ............................. 54 ARTICLE VI COVENANTS.......................................... 54 Section 6.1 Conduct of Business Prior to the Closing. ..... 54 Section 6.2 Covenants Regarding Information and Keeping of Records ....................................... 57 Section 6.3 Notification of Certain Matters ............... 58 Section 6.4 Intercompany Arrangements ..................... 58 Section 6.5 Intentionally Omitted ......................... 58 Section 6.6 Employees Related Matters ..................... 58 Section 6.7 Confidentiality ............................... 59 Section 6.8 Consents and Filings; Further Assurances ...... 59 Section 6.9 Public Announcements .......................... 61 Section 6.10 Non-Compete and Non-Solicitation ............. 61 Section 6.11 Additional Financial Statements. ............. 63 Section 6.12 Additional Financial Information. ............ 64 Section 6.13 Access to Customers and Suppliers. ........... 65 Section 6.14 Tax Returns. ................................. 66 Section 6.15 Sellers’ Releases and Termination. ........... 67 Section 6.16 Permits. ..................................... 68 Section 6.17 Termination of Trebol 22 Lease. .............. 69 ARTICLE VII CONDITIONS TO CLOSING............................. 69 Section 7.1 General Conditions ............................ 69 Section 7.2 Conditions to Obligations of the Sellers ...... 70 Section 7.3 Conditions to Obligations of the Buyers ....... 70 ARTICLE VII INDEMNIFICATION................................... 72 Section 8.1 Survival ...................................... 73 Section 8.2 Indemnification by the Sellers ................ 73 Section 8.3 Specified Items Indemnity. .................... 75 Section 8.4 Limits on Indemnification ..................... 75 Section 8.5 Indemnities of the Buyers. .................... 76 Section 8.6 Procedures, Payment, Tax Treatment and Effects of Investigation ...................... 77 ARTICLE IX TERMINATION........................................ 79 Exhibit 2.1

EXECUTION COPY iv Section 9.1 Termination ................................... 79 Section 9.2 Effect of Termination ......................... 80 ARTICLE X GENERAL PROVISIONS.................................. 81 Section 10.1 Transfer Taxes. .............................. 81 Section 10.2 Fees and Expenses ............................ 81 Section 10.3 Amendment and Modification ................... 81 Section 10.4 Waiver ....................................... 82 Section 10.5 Notices ...................................... 82 Section 10.6 Entire Agreement ............................. 83 Section 10.7 Parties in Interest .......................... 84 Section 10.8 Governing Law ................................ 84 Section 10.9 Discussion. .................................. 84 Section 10.10 Arbitration ................................. 85 Section 10.11 Assignment; Successors ...................... 89 Section 10.12 Currency .................................... 90 Section 10.13 Severability ................................ 90 Section 10.14 Counterparts ................................ 90 Section 10.15 Time of Essence ............................. 90 Section 10.16 No Presumption Against Drafting Party ....... 91 Section 10.17 Sellers’ Representative ..................... 91 Section 10.18 Good Faith. ................................. 93 Section 10.19 Annexes, Exhibits and Schedules; Disclosure. 93 Exhibit 2.1

EXECUTION COPY STOCK PURCHASE AGREEMENT STOCK PURCHASE AGREEMENT, dated as of March 9, 2017 (this “Agreement”), by and among on the one hand by Nexeo Solutions, LLC, a company organized and existing under the laws of the State of Delaware, U.S.A. (“Nexeo LLC”) and Nexeo Solutions Mexico Holdings, LLC, a company organized and existing under the laws of the State of Delaware, U.S.A. (“Nexeo Mexico” and, collectively with Nexeo LLC, the “Buyers”), and on the other by [Shareholder A], [Shareholder B], [Shareholder C], [Shareholder D], [Shareholder E], [Shareholder F] and [Shareholder G] who are individuals of Mexican citizenship (jointly the “Sellers”)(the Buyers and Sellers are each sometimes referred to as “Party” and collectively referred to as the “Parties”). This Agreement has also been signed by [Sellers Representative], in his capacity as the Sellers representative (the “Sellers Representative”) and by [Wife 1] and [Wife 2] for purposes set forth in Section 3.5 herein. RECITALS WHEREAS, Sellers own 100% of the issued and outstanding equity interests (partes sociales) that represent the capital of Ultrachem, Global Chem and Chem Servicios (as such terms are defined below). WHEREAS, Ultrachem owns 99.9% of the shares (acciones) of Ultrachem Guatemala and 100% of the equity interests (cuotas) of Ultrachem Costa Rica (as such terms are defined below). WHEREAS, Sellers wish to sell to Buyers, and Buyers wish to purchase from Sellers, all the outstanding equity interests representing 100% of the capital of Ultrachem, Global Chem and Chem Servicios in the terms and conditions set forth herein. In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows: Exhibit 2.1

EXECUTION COPY 2. ARTICLE I DEFINITIONS Section 1.1 Certain Defined Terms. For purposes of this Agreement: “AAA Rules”, has the meaning set forth in Section 10.10 (b)(i) of this Agreement. “Action”, means any claim, action, cause of action, demand, suit, arbitration inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity by or before any Governmental Authority. “Additional Interim Financials”, has the meaning set forth in Section 6.12(a) of this Agreement. “Affiliate”, means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. “Agreement”, has the meaning set forth in the preamble of this Agreement. “Ancillary Agreements”, means the Escrow Agreement, the Consulting Agreements, the Seller Employment Agreements and the Powers of Attorney. “[Shareholder D] Consulting Agreement”, means the agreement by which [Shareholder D] will render consulting services to the Companies and/or to its Affiliates, substantially in the terms of the form attached hereto as Exhibit “A”. “Applicable Accounting Principles”, has the meaning set forth in Section 2.3(a) of this Agreement. “Applicable GAAP”, means Mexican GAAP, Guatemalan GAAP or Costa Rican GAAP as it may correspond. “Arbitrators”, has the meaning set forth in Section 10.10 (b)(i) of this Agreement. “Auditor”, has the meaning set forth in Section 6.12(a)(ii) of this Agreement. Exhibit 2.1

EXECUTION COPY 3. “Basket Amount”, has the meaning set forth in Section 8.4 (a) of this Agreement. “Business Day”, means any day that is not a Saturday, a Sunday or other day on which the principal commercial banks located in Mexico City, Mexico or New York, United States of America are authorized or obligated to close under applicable Laws. “Buyers Indemnified Parties”, has the meaning set forth in Sections 8.2(a) of this Agreement. “Buyer Released Parties”, has the meaning set forth in Section 6.15 of this Agreement. “Buyers”, has the meaning set forth in the preamble of this Agreement. “Buyers Auditor”, means the independent auditor as selected by Buyers. “Cap”, has the meaning set forth in Section 8.4(b) of this Agreement. “Cash”, means, as of the close of business on the day immediately preceding the Closing Date, the aggregate amount of all cash, cash equivalents and marketable securities held by the Companies, as determined in accordance with the Applicable Accounting Principles. “Cedros Warehouse”, means the real estate property leased by Ultrachem, identified as building Cedros 1B within Prologis Park Cedros, located at Km. 42 de la Carretera México-Querétaro, Col. Barrio Texcacoa, Tepotzotlan, State of Mexico, Mexico. “Chem Servicios”, means Chem Servicios, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable, duly organized and existing under the laws of Mexico. “Closing”, has the meaning set forth in Section 2.2(a) of this Agreement. “Closing Cash”, has the meaning set forth in Section 2.3(c) of this Agreement. Exhibit 2.1

EXECUTION COPY 4. “Closing Date”, has the meaning set forth in Section 2.2(a) of this Agreement. “Closing Indebtedness”, has the meaning set forth in Section 2.3(c) of this Agreement. “Closing Inventory”, has the meaning set forth in Section 2.3 (b) of this Agreement. “Closing Net Working Capital”, has the meaning set forth in Section 2.3(c) of this Agreement. “Closing Purchase Price”, means (i) the Purchase Price, plus, (ii) the Closing Cash, plus (iii) the Closing Working Capital Excess, if any, minus (iv) the Closing Indebtedness, minus (v) the Closing Working Capital Deficit, if any. “Closing Working Capital Deficit”, shall exist when (and shall be equal to the amount by which) the Closing Net Working Capital falls short the Target Net Working Capital. “Closing Working Capital Excess”, shall exist when (and shall be equal to the amount by which) the Closing Net Working Capital exceeds the Target Net Working Capital. “Colones” means the lawful currency of Costa Rica. “Companies”, means jointly, Ultrachem, Global Chem, Chem Servicios, Ultrachem Guatemala and Ultrachem Costa Rica. “Companies Leased Real Property”, has the meaning set forth in Section 4.11 of this Agreement. “Competing Business”, has the meaning set forth in Section 4.19 (a) of this Agreement. “Competitive Business”, has the meaning set forth in Section 6.10(a) of this Agreement. “Confidentiality Agreement”, has the meaning set forth in Section 6.7 of this Agreement. “Contract”, means any legally binding contract, agreement, understanding, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, bid, Exhibit 2.1

EXECUTION COPY 5. commitment, letter of credit, guaranty, surety or any other legally binding arrangement, whether oral or written. “Consulting Agreements”, means jointly the [Shareholder D] Consulting Agreement and the [Shareholder A] Consulting Agreement. “Control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise. “Copyrights”, means all copyright registrations and applications therefor. “Costa Rica”, means the Republic of Costa Rica. “Costa Rican GAAP”, means generally accepted accounting principles in Costa Rica. “Demand For Payment”, has the meaning set forth in Section 2.2(b)(iv) of this Agreement. “Disclosure Schedules”, means the disclosure schedules prepared by the Sellers and attached hereto. “Discussion Period”, has the meaning set forth in Section 10.9 of this Agreement. “Dispute”, means any dispute, claim, controversy or disagreement. “Disputing Party”, has the meaning set forth in Section 10.10 (b) of this Agreement. “Distribution Date”, has the meanings set forth throughout Section 2.2(b) of this Agreement. “Dollar” or “U.S. $”, means the lawful currency of the United States of America. “Employee Plans”, has the meaning set forth in Section 4.9(g) of this Agreement. Exhibit 2.1

EXECUTION COPY 6. “Encumbrance”, means any charge, claim, mortgage, lien, option, pledge or security interest. “Equity Interests”, means all the issued and outstanding equity interests of Ultrachem, Global Chem and Chem Servicios, representing 100% of the capital of Ultrachem, Global Chem and Chem Servicios. “Escrow Agent”, has the meaning set forth in Section 2.2(b)(i) of this Agreement. “Escrow Agreement”, has the meaning set forth in Section 2.2(b)(i) of this Agreement. “Escrow Amount”, means jointly the Target Net Working Capital Holdback Amount, the Specified Escrow Amount and the Transaction Escrow Amount. “Estimated Cash”, has the meaning set forth in Section 2.3(a) of this Agreement. “Estimated Indebtedness”, has the meaning set forth in Section 2.3(a) of this Agreement. “Estimated Net Working Capital”, has the meaning set forth in Section 2.3(a) of this Agreement. “Estimated Purchase Price”, means (i) the Purchase Price, plus (ii) the Estimated Cash, plus (iii) the Estimated Working Capital Excess, if any, minus (iv) the Estimated Indebtedness, minus (v) the Estimated Working Capital Deficit, if any. “Estimated Working Capital Deficit”, shall exist when (and shall be equal to the amount by which) the Estimated Net Working Capital falls short the Target Net Working Capital. “Estimated Working Capital Excess”, shall exist when (and shall be equal to the amount by which) the Estimated Net Working Capital exceeds the Target Net Working Capital. “Environmental Laws”, has the meaning set forth in Section 4.15(a) of this Agreement. “Exchange Rate”, means the exchange rate for payment of obligations contracted in U.S. Dollars and payable within Mexican territory, published by Banco de México (Tipo de cambio para solventar obligaciones denominadas en Dólares de los Exhibit 2.1

EXECUTION COPY 7. EE.UU.A pagaderas en la República Mexicana, según la publicación del Banco de México). “Excluded Products”, has the meaning set forth in Section 6.10(b) of this Agreement. “Filings”, has the meaning set forth in Section 6.12(a)(i) of this Agreement. “Final Closing Statement”, has the meaning set forth in Section 2.3(c) of this Agreement. “Financial Statements”, has the meaning set forth in Section 4.5(a) of this Agreement. “Fundamental Representations”, has the meaning set forth in Section 8.1 of this Agreement. “Global Chem”, means Global Chem, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable, duly organized and existing under the laws of Mexico. “Global Chem Audited Financial Statements”, has the meaning set forth in Section 6.11(d) of this Agreement. “Governmental Authority”, means any national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body. “Guatemala”, means the Republic of Guatemala. “Guatemalan GAAP”, means generally accepted accounting principles in Guatemala. “Hazardous Substances”, has the meaning set forth in Section 4.15(b) of this Agreement. “Indebtedness”, means, for a particular Person without duplication any: (a) indebtedness of such Person for borrowed money, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including Exhibit 2.1

EXECUTION COPY 8. obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable); (d) obligations of such Person as lessee under capital leases and obligations of such Person in respect of synthetic leases; (e) obligations of such Person under any hedging arrangement; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; (g) any negative cash balances; (h) indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) secured by any Encumbrance on or in respect of any property owned by such Person and (i) those line items specifically set forth in the Sample Statement under the heading “Indebtedness.” “Indemnified Party”, has the meaning set forth in Section 8.6 (a) of this Agreement. “Indemnifying Party”, has the meaning set forth in Section 8.6(a) of this Agreement. “Independent Accounting Firm”, has the meaning set forth in Section 2.3(e) of this Agreement. “Intellectual Property”, means all intellectual property rights arising under the laws of any jurisdiction with respect to Marks, Patents, Copyrights, and Trade Secrets. “Interim Financial Statements”, has the meaning set forth in Section 4.5(a) of this Agreement. “Joint Obligors”, has the meaning set forth in Section 6.10 (e) of this Agreement. “[Shareholder A] Consulting Agreement”, means the agreement by which [Shareholder A] will render consulting services to the Companies and/or to its Affiliates, substantially in the terms of the form attached hereto as Exhibit “A”. “Knowledge of the Sellers”, means the actual and constructive or imputed knowledge of the individuals listed on Schedule 1.1(a) of the Disclosure Schedules, including any facts or circumstances that such individuals should have known, after reasonable investigation and interviews with managers and supervisory personnel of any of the Companies. Exhibit 2.1

EXECUTION COPY 9. “Law”, means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority. “Letter of Intent”, has the meaning set forth in Section 10.6 of this Agreement. “Losses”, has the meaning set forth in Section 8.2(a) of this Agreement. “Marks”, means all trade names, trademarks and service marks (registered and unregistered), domain names and similar rights and applications to register any of the foregoing. “Material Adverse Effect”, means any event, change, occurrence or effect that (a) is or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Companies, taken as a whole, or (b) would prevent, materially delay or materially impede the performance by the Sellers of their obligations under this Agreement or the consummation of the transactions contemplated hereby. “Material Contracts”, has the meaning set forth in Section 4.14(a) of this Agreement. “Material Customer”, means one of the top 15 (fifteen) customers of each Company, measured by the total gross profit earned by such Company from sales to each such customer over (i) the twelve-month period ended December 31, 2015 or (ii) the twelve-month period ended December 31, 2016. “Material Supplier”, means one of the top 15 (fifteen) suppliers of each Company, measured by the total gross profit earned by such Company from sales of products acquired from each such supplier over (i) the twelve-month period ended December 31, 2015 or (ii) the twelve-month period ended December 31, 2016. “Material Vendor”, means one of the top 10 (ten) vendors of each Company, measured by the total gross profit earned by such Company from sales of products acquired from each such vendor over (i) the twelve-month period ended December 31, 2015 or (ii) the twelve-month period ended December 31, 2016. Exhibit 2.1

EXECUTION COPY 10. “Mexican Antitrust Commission”, has the meaning set forth in Section 6.8(b) of this Agreement. “Mexican Antitrust Law”, has the meaning set forth in Section 3.2(b) of this Agreement. “Mexican GAAP”, means the Mexican financial reporting standards (Normas de Información Financiera), as issued from time to time by the Mexican Financial Reporting Standards Board (Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera, A.C.) or any succeeding generally accepted accounting principles as in effect from time to time in Mexico, consistently applied throughout the periods involved. “Mexico”, means the United Mexican States. “Monterrey Warehouse”, means the real estate property leased by Ultrachem, located at Carretera Apodaca- Santa Rosa Km. 3 No. 964, bodega 2, Apodaca, Nuevo Leon, Mexico. “Monthly Financial Statements”, has the meaning set forth in Section 6.11(a). “Net Adjustment Amount”, has the meaning set forth in Section 2.3(h)(i) of this Agreement. “Net Working Capital”, means, as of the close of business on the day immediately preceding the Closing Date and without duplication, an amount (which may be positive or negative) equal to (i) the current assets of the Companies minus (ii) the current liabilities of the Companies, in each case calculated in accordance with the Applicable Accounting Principles, and including those line items, and only those line items specifically set forth in the Sample Statement under the heading “Net Working Capital.” “Nexeo Inc.”, has the meaning set forth in Section 6.12 (a)(i) of this Agreement. “Non-Solicitation Agreement”, has the meaning set forth in Section 5.5 of this Agreement. “Notice of Disagreement”, has the meaning set forth in Section 2.3(d) of this Agreement. “Objection To Payment”, has the meaning set forth in Section 2.2(b)(iv) of this Agreement. Exhibit 2.1

EXECUTION COPY 11. “OFAC”, means the Office of Foreign Assets Control of the U.S. Treasury Department. “Partners Resolutions”, means the partners’ resolutions of Ultrachem, Global Chem and Chem Servicios, substantially in the terms of Exhibit “B” herein, by which, among others: (i) the bylaws of Ultrachem, Global Chem and Chem Servicios are amended as set forth in “Exhibit A” therein; (ii) the sale of the Equity Interests to the Buyers hereunder is authorized; (iii) the Sellers waive their right of first refusal to acquire the Equity Interests transferred hereunder; (iv) the resignation and appointment of managers and officers is approved, and (v) certain powers of attorney are revoked and granted. “Party”, has the meaning set forth in the preamble of this Agreement. “Patents”, means all patents and patent applications and rights in respect of utility models or industrial designs. “PCBs”, has the meaning set forth in Section 4.15(d) of this Agreement. “Permits”, has the meaning set forth in Section 4.7(b) of this Agreement. “Person”, means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing. “Personal Property”, has the meaning set forth in Section 4.10 of this Agreement. “Pesos” or “MXP$”, means the lawful currency of Mexico. “Powers of Attorney”, means the powers of attorney in the form attached as Annex A that the Sellers have executed and delivered to the Buyers. “Preliminary Closing Statement”, has the meaning set forth in Section 2.3(a) of this Agreement. Exhibit 2.1

EXECUTION COPY 12. “Pro Rata Share”, means the percentage specified as such Seller’s pro rata share on Schedule 2.2(b)(i) of the Disclosure Schedules. “Purchase Price”, has the meaning set forth in Section 2.1 of this Agreement. “Queretaro Warehouse”, means the real estate property leased by Ultrachem, located at calle 2 número 5-C interior 3 (and 3 parking spaces), zona industrial Benito Juárez, Querétaro, State of Querétaro, Mexico. “Quetzales” means the lawful currency of Guatemala. “Reference Date”, has the meaning set forth in Section 4.5(a) of this Agreement. “Related Person”, has the meaning set forth in Section 4.19 (a) of this Agreement. “Representatives”, means, with respect to any Person, the officers, managers, directors, principals, employees, agents, auditors, advisors, attorneys, bankers and other representatives of such Person. “Retention Amount”, has the meaning set forth in Section 2.2(b)(iv) of this Agreement. “Sample Statement”, has the meaning set forth in Section 2.3(a) of this Agreement. “SEC”, has the meaning set forth in Section 6.9 of this Agreement. “Securities Act”, has the meaning set forth in Section 6.12(a)(i) of this Agreement. “Securities Laws”, has the meaning set forth in Section 6.12(a)(i) of this Agreement. “Seller Financial Statements”, has the meaning set forth in Section 6.12(a)(i) of this Agreement. “Sellers”, has the meaning set forth in the preamble of this Agreement. Exhibit 2.1

EXECUTION COPY 13. “Sellers Indemnified Parties”, has the meaning set forth in Section 8.5 of this Agreement. “Seller Representative”, has the meaning set forth in the preamble and Section 10.17 of this Agreement. “Seller Employment Agreements”, has the meaning set forth in Section 2.2(c)(vi) of this Agreement. “Seller Resignations and Releases”, has the meaning set forth in Section 2.2(c)(v) of this Agreement. “Shareholders Resolutions”, means the equity interest holders resolutions of Ultrachem Costa Rica and the shareholders resolutions of Ultrachem Guatemala by which, among others: (i) the bylaws of Ultrachem Costa Rica and Ultrachem Guatemala are amended; (ii) the resignation and appointment of directors, officers and managers is approved, and (iii) certain powers of attorney are revoked and granted. “Solvent” means, with respect to any Person on a particular date, that on such date: (a) the fair value of the property of such Person is greater than the total amount of its liabilities, including contingent liabilities, and (b) the present fair value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. “Specified Escrow Amount”, has the meaning set forth in Section 2.2(b)(ii) of this Agreement. “Subsidiaries”, has the meaning set forth in Section 4.4 of this Agreement. “Supplier Contact Plan”, has the meaning set forth in Section 6.13 of this Agreement. “Target Net Working Capital”, means U.S. $10,850,000.00 (ten million eight hundred fifty thousand 00/100 Dollars). “Target Net Working Capital Holdback Amount”, has the meaning set forth in Section 2.2(b)(iv) of this Agreement. “Tax” or “Taxes”, means (i) any and all taxes, assessments, fees and other governmental charges of any kind imposed by any Governmental Authority, including income, profits, minimum, ad valorem, real property (including assessments, fees or other Exhibit 2.1

EXECUTION COPY 14. charges imposed by any Governmental Authority that are based on the use or ownership of real property) personal property (tangible and intangible), value added, sales, use, environmental, stamp, withholding, social security (or similar), housing, retirement fund, payroll, or other similar charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of the operation of law or any express or implied obligation to indemnify any other Person. “Tax Return”, means all returns, declarations of estimated or advanced tax payments, statutory tax reports or “Dictámenes Fiscales”, information returns and statements, including any amendments of, or related or supporting information with respect to, any of the foregoing, filed or to be filed with any Tax authority in connection with the determinations, assessment, collection or administration of any Taxes considering any electronic filing obligation for tax purposes (i.e. electronic accounting records, informative returns, among others). “Termination Date”, has the meaning set forth in Section 9.1(c) of this Agreement. “Third Party Intellectual Property Rights”, has the meaning set forth in Section 4.12(b) of this Agreement. “Trade Secrets”, means all know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing. “Transaction Escrow Amount”, has the meaning set forth in Section 2.2 (b)(i) of this Agreement. “Trebol 22 Lease”, means the lease agreement dated August 1, 2016, entered into by and among Inmobiliaria Saltiel Miranda, S.A. de C.V., as lessor, Global Chem, as lessee, and Ultrachem as guarantor (fiador), with respect to the real estate property identified as Bodega Uno de la Avenida Industria No. 22 del Fraccionamiento Industrial El Trébol, Tepotzotlán, Estado de Mexico, Mexico. Exhibit 2.1

EXECUTION COPY 15. “Trebol 22 Warehouse”, means the real estate property leased by Global Chem, identified as Bodega Uno de la Avenida Industria No. 22 del Fraccionamiento Industrial El Trébol, Tepotzotlán, Estado de Mexico, Mexico. “Trebol 23 Warehouse”, means the real estate property leased by Global Chem, identified as Bodega 3 de la Avenida Industria No. 23 del Fraccionamiento Industrial El Trébol, Tepotzotlán, Estado de Mexico, Mexico. “US GAAP”, means generally accepted accounting principles in the United States of America. “US GAAP Financial Statements”, has the meaning set forth in Section 6.11(b) of this Agreement. “US GAAP 2017 Stub Period Financial Statements”, has the meaning set forth in Section 6.11(c) of this Agreement. “Ultrachem”, means Ultra Chem, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable, duly organized and existing under the laws of Mexico. “Ultrachem Costa Rica”, means Ultra Chem Costa Rica, S.R.L. a Sociedad de Responsabilidad Limitada, duly organized and existing under the laws of Costa Rica, corporate identification number 3-102-706194. “Ultrachem Costa Rica Equity Interests”, has the meaning set forth in Section 4.3(a) of this Agreement. “Ultrachem Guatemala”, means Ultra-Chem de Centroamérica, S.A. a Sociedad Anónima, duly organized and existing under the laws of Guatemala. “Ultrachem Guatemala Shares”, has the meaning set forth in Section 4.3(a) of this Agreement. Section 1.2 Rules of Construction. In this Agreement (including its exhibits and schedules): (a) words denoting the singular include the plural and vice versa, and words denoting any gender include all genders; Exhibit 2.1

EXECUTION COPY 16. (b) the words “include,” “includes” or “including” as used in this Agreement shall be deemed to be followed by the words “without limitation”; (c) when calculating the period of time within which or following which any act is to be done or step taken, the date that is the reference day in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next day that is a Business Day; (d) unless otherwise expressly provided, references herein to articles, sections, exhibits and schedules mean the articles and sections of, and the exhibits and schedules attached to, this Agreement; (e) the words “hereof”, “hereby”, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not only to a particular section in which such words appear; (f) the term “or” is not exclusive and the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) references to days mean calendar days unless otherwise specified, and (h) if in this Agreement a Spanish term is placed in italics, then the meaning of such term under the Laws or corporate governance practice in Mexico, as the context requires, shall control. ARTICLE II PURCHASE AND SALE Section 2.1 Purchase Price and Sale of Equity Interests. Upon the terms and subject to the conditions of this Agreement, at Closing, the Sellers shall sell, assign, transfer, convey and deliver the Equity Interests to the Buyers and the Buyers shall purchase the Equity Interests from the Sellers, in the proportions set forth in Schedule 2.1 of the Disclosure Schedules, in exchange of an aggregate purchase price of U.S. Exhibit 2.1

EXECUTION COPY 17. $58,000,000.00 (Fifty-eight Million 00/100 Dollars) (the “Purchase Price”), subject to the Net Adjustment Amount and withholdings as set forth herein below. Section 2.2 Closing. (a) The sale and purchase of the Equity Interests shall take place at a closing (the “Closing”) to be held at the offices of Kuri Breña, Sánchez Ugarte y Aznar located at Prolongación Paseo de la Reforma 1015, Torre B, Piso 8, Colonia Desarrollo Santa Fe, 01376, Ciudad de México, Mexico, at 7:00 a.m., Mexico Central time on a date that is the first Business Day of the calendar month immediately following the calendar month in which all the conditions set forth in Article VII are satisfied (or, to the extent permitted, waived by the Parties entitled to the benefits thereof), or at such other place or at such other time as the Sellers and the Buyers mutually agree in writing; provided, however, that the Closing shall only occur on the first Business Day of the first two months in a calendar quarter. For the avoidance of doubt, this means that Closing will only occur on the first Business Day of January, February, April, May, July, August, October or November in a given calendar year. The day on which the Closing takes place is referred to as the “Closing Date.” (b) Closing Payments. At or prior to the Closing: (i) Nexeo LLC shall pay its portion of the Estimated Purchase Price and Nexeo Mexico shall pay its portion of the Estimated Purchase Price to Sellers by wire transfer of immediately available funds, less the following deductions: (A) the Transaction Escrow Amount, (B) the Specified Escrow Amount, and (C) the Target Net Working Capital Holdback Amount (the “Closing Payment”). The amount of the Closing Payment that shall be paid by each Buyer shall be equal to the amount of the Closing Payment multiplied by the respective percentages as set forth in Schedule 2.2(b)(i) of the Disclosure Schedules next to such Buyer’s name. The amount of the Closing Payment that shall be paid to each Seller shall be equal to the Closing Payment multiplied by the respective Pro Rata Share as set forth in Schedule 2.2(b)(i) of the Disclosure Schedules next to such Seller’s name. Exhibit 2.1

EXECUTION COPY 18. An amount equal to U.S. $7,700,000 (Seven Million, Seven Hundred Thousand 00/100 Dollars) (the “Transaction Escrow Amount”) shall be deposited by Buyers with Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) in accordance with the terms of an escrow agreement to be entered into substantially in the form attached hereto as Exhibit “C” (the “Escrow Agreement”). The Transaction Escrow Amount shall be used to pay the claims that may be made by Buyers following the Closing in accordance with the terms and conditions of this Agreement, except for those matters covered by the Specified Escrow Amount and the Target Net Working Capital Holdback Escrow Amount. The Transaction Escrow Amount shall be released by the Escrow Agent to the Sellers within five (5) Business Days from the second anniversary of the Closing Date (the “Distribution Date”), by wire transfer to the Sellers of an aggregate principal amount equal to the Transaction Escrow Amount, plus all the interest or gains earned by the Transaction Escrow Amount, minus (A) the amount of any previous claim deducted from the Transaction Escrow Amount and (B) the amount indicated in any Demand for Payment required to be paid out of the Transaction Escrow Amount provided by Buyers to the Seller Representative. (ii) An amount equal to U.S. $2,000,000 (Two Million and 00/100 Dollars) (the “Specified Escrow Amount”) shall be deposited by Buyers with the Escrow Agent in accordance with the terms of the Escrow Agreement. The Specified Escrow Amount shall be used to pay only those liabilities related to Section 8.3 of this Agreement and shall be released to the Sellers according to the following terms: 1. Within five (5) Business Days from each of the first, second, third and fourth anniversaries of the Closing Date (each a “Distribution Date”), the Escrow Agent shall wire transfer to the Sellers an aggregate principal amount equal to U.S.$400,000.00 (Four Hundred Thousand and 00/100 Dollars) of the Specified Escrow Amount, representing twenty percent (20%) of the Specified Escrow Exhibit 2.1

EXECUTION COPY 19. Amount, minus (A) the amount of any previous claim deducted from the Specified Escrow Amount and (B) the amount indicated in any Demand for Payment required to be paid out of the Specified Escrow Amount provided by Buyers to the Seller Representative within the previous twelve (12) month period. 2. Within five (5) Business Days from the fifth anniversary of the Closing Date (the “Distribution Date”), the Escrow Agent shall wire transfer to the Sellers an aggregate principal amount equal to U.S.$400,000.00 (Four Hundred Thousand and 00/100 Dollars) of the Specified Escrow Amount, representing twenty percent (20%) of the Specified Escrow Amount, plus all the interests or gains earned by the Specified Escrow Amount, minus (A) the amount of any previous claim deducted from the Specified Escrow Amount and (B) the amount indicated in any Demand for Payment required to be paid out of the Specified Escrow Amount provided by Buyers to the Sellers Representative within the previous twelve (12) month period. (iii) An amount equal to U.S. $1,000,000 (One Million and 00/100 Dollars (the “Target Net Working Capital Holdback Amount”) shall be deposited by Buyers with the Escrow Agent in accordance with the terms of the Escrow Agreement. The Target Net Working Capital Holdback Amount shall be used to settle any payments in connection with the determination of the Final Closing Statement in connection with Section 2.3(c). The Target Net Working Capital Holdback Amount shall be released by the Escrow Agent to the Sellers immediately upon agreement or final determination by the Independent Accounting Firm of the Net Adjustment Amount (the “Distribution Date”), by wire transfer to the Sellers of an aggregate principal amount equal to the Target Net Working Capital Holdback Amount, plus all the interests or gains earned by the Target Net Working Capital Holdback Amount, minus any amounts due to cover any negative the Net Adjustment Amount, if any. Exhibit 2.1

EXECUTION COPY 20. (iv) If, at any time prior to the respective anniversary dates set forth in paragraphs (i) or (ii) above, the Buyers give written notice to the Seller Representative (with a copy to the Escrow Agent) that the Buyers are entitled to indemnification hereunder with respect to the Transaction Escrow Amount or the Specified Escrow Amount (specifying to a reasonable extent the basis and amount thereof together with all of the supporting documents) (“Demand For Payment”), and the Sellers Representative does not provide a written objection to the Buyers (with a copy to the Escrow Agent) within ten (10) Business Days of delivery of Demand for Payment (“Objection to Payment”), the Demand for Payment shall be deemed to be accepted by the Sellers and the Buyers shall be entitled to the amount set forth in the Demand for Payment, by receiving it from the Escrow Agent from the Transaction Escrow Amount or the Specified Escrow Amount, as applicable. If the Sellers Representative provides a timely Objection to Payment to the Buyers, the amount claimed in the Demand for Payment shall be retained by the Escrow Agent (a “Retention Amount”) until the earlier of (A) written notice from the Sellers Representative authorizing the distribution of the Retention Amount to Buyers, (B) written notice from the Buyers and Seller Representative authorizing a portion of the Retention Amount to be distributed to either Buyers or Sellers, or (C) an order of the Arbitrators specified in Sections 10.10(b)(vii) and (viii) of this Agreement directing the distribution of the Retention Amount to either Sellers or Buyers, upon which the Escrow Agent shall distribute the Retention Amount as so authorized or as so ordered to the Buyers or to the Sellers, as the case may be. (c) Closing Deliveries. At or prior to the Closing, the Sellers shall deliver to the Buyers the following: (i) The Partners Resolutions shall be executed by all the parties thereto and a notarized copy thereof shall be delivered to the Buyers; (ii) The Shareholders Resolutions shall be executed by all the parties thereto in form and substance Exhibit 2.1

EXECUTION COPY 21. reasonably acceptable to Buyer’s counsel and a copy thereof shall be delivered to the Buyers; (iii) The Sellers shall cause an authorized officer of Ultrachem, Global Chem and Chem Servicios to register the transfer of the Equity Interests owned by the Sellers to the Buyers in their respective partners’ registry books (libros de registro de socios); (iv) The Sellers shall deliver to Buyers the original partners’ and board of managers’ meetings minutes books, as well as the partners’ registry book and the capital variations book of each of Ultrachem, Global Chem and Chem Servicios and the corporate books and all other corporate records and original equity interests or share certificates, as applicable, covering the Ultrachem Costa Rica Equity Interests and the Ultrachem Guatemala Shares; (v) Resignation and Release Agreements in the form attached hereto as Exhibit “D” (the “Seller Resignation and Releases”) from each Seller and in the case of [Shareholder A], [Shareholder B], [Shareholder D], [Shareholder E] and [Shareholder F], termination letters evidencing that their employment with Chem Servicios has terminated on or prior to Closing and that Chem Servicios does not owe them any amount or benefit in connection thereof, in form and substance reasonably acceptable to Buyers´ counsel; (vi) Employment Agreements in the form attached hereto as Exhibit “E” (the “Seller Employment Agreements”) from [Shareholder B], [Shareholder E] and [Shareholder F]. (vii) Payoff letters from the holders of any and all Indebtedness of the Companies as are identified in Schedule 2.2(c)(vii) of the Disclosure Schedules. Such payoff letter shall indicate (i) the amount required to discharge in full such indebtedness, (ii) an undertaking by such holder upon receipt of such amount to terminate any and all Contracts evidencing such indebtedness and, (iii) if such indebtedness is secured, an undertaking by such Exhibit 2.1

EXECUTION COPY 22. holder to discharge at Closing any Encumbrances securing such indebtedness; (viii) an updated Schedule 4.9(a) of the Disclosure Schedules, updated to be accurate, true and complete as of the Closing Date; (ix) The stock purchase agreement under which Ultrachem Guatemala Shares held by Guatemalan qualifying shareholder are transferred to Buyers’ nominee in form and substance reasonably acceptable to Buyers, and (x) Such other instruments and documents shall be prepared, executed and delivered, in form and substance reasonably acceptable to Buyers, as may be reasonably necessary to effect the Closing. (d) All payments hereunder shall be made by wire transfer of immediately available funds in Dollars to such account as may be designated to the payor by the payee. Section 2.3 Purchase Price Adjustments (a) At least 5 (five) Business Days prior to the Closing Date, Seller Representative shall prepare, or cause to be prepared, and deliver to Buyers a statement (the “Preliminary Closing Statement”) setting forth (i) a good-faith estimate of the Companies’ (A) Net Working Capital (the “Estimated Net Working Capital”), (B) Indebtedness (the “Estimated Indebtedness”), and (C) Cash (the “Estimated Cash”) (calculated without giving effect to the transactions contemplated herein), based on the Companies’ books and records and other information available immediately prior to the delivery of such statement and (ii) on the basis of the foregoing, the Estimated Purchase Price. Estimated Net Working Capital, Estimated Indebtedness and Estimated Cash shall be calculated on a basis consistent with the agreed accounting principles set forth in Schedule 2.3(a) of the Disclosure Schedules and the accounting principles, practices, assumptions, conventions and policies referred to therein (the “Applicable Accounting Principles”). An illustrative example of a Preliminary Closing Statement and calculation of Net Working Capital, Indebtedness and Cash is set forth as Schedule 2.3(a) of the Disclosure Schedules (the “Sample Statement”). Exhibit 2.1

EXECUTION COPY 23. (b) The Sellers and Buyer shall cause the Companies to conduct a physical count of its inventory (the “Closing Inventory”) within one (1) Business Day prior to the Closing Date (or on such other date as may be agreed by the Parties), which shall be jointly supervised by the Seller Representative, Buyers and latter’s representatives and conducted according to the inventory methods and procedures included in the Applicable Accounting Principles. (c) Within 90 (ninety) days after the Closing Date, Buyers shall cause to be prepared and delivered to Sellers a written statement (the “Final Closing Statement”) that shall include and set forth (i) a consolidated balance sheet of the Companies as of the close of business on the date immediately preceding the Closing Date, including a calculation in reasonable detail of the Companies’ actual (A) Net Working Capital (“Closing Net Working Capital”), (B) Indebtedness (“Closing Indebtedness”) and (C) Cash (“Closing Cash”)(calculated without giving effect to the transactions contemplated herein), and (ii) on the basis of the foregoing, the Closing Purchase Price and a calculation of the Net Adjustment Amount. The Final Closing Statement shall be prepared on a basis consistent with the Applicable Accounting Principles and the Sample Statement, including with respect to the calculation of the Closing Inventory. (d) The Final Closing Statement shall become final and binding on the 30th day following delivery thereof, unless prior to the end of such period, Seller Representative delivers to Buyers written notice of their disagreement (a “Notice of Disagreement”) specifying the nature and amount of any dispute as to the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price, as set forth in the Final Closing Statement. Sellers shall be deemed to have agreed with all items and amounts of Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.3(d). (e) During the 20 day period following delivery of a Notice of Disagreement by Sellers to Buyers, the Parties in good faith shall seek to resolve in writing any differences that they may have with respect to the calculation of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price as specified therein. Any disputed items resolved in writing among Sellers and Buyers within such twenty Exhibit 2.1

EXECUTION COPY 24. (20) day period shall be final and binding with respect to such items, and if Sellers and Buyers agree in writing on the resolution of each disputed item specified by Sellers in the Notice of Disagreement and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price, the amounts so determined shall be final and binding on the Parties for all purposes hereunder. If Sellers and Buyers have not resolved all such differences by the end of such twenty (20) day period, Sellers and Buyers shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amounts of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price, as applicable, and the Independent Accounting Firm shall promptly make a written determination as to each such disputed item and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price, as applicable. The Independent Accounting Firm shall be KPMG Mexico City office (KPMG Cárdenas Dosal, S.C.) or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by Sellers and Buyers. Sellers and Buyers shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within thirty (30) days following the submission thereof. The Independent Accounting Firm shall consider only those items and amounts in Buyers’ and Sellers’ respective calculations of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price that are identified as being items and amounts to which Sellers and Buyers have been unable to agree. The scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to correcting mathematical errors and determining whether the items and amounts in dispute were determined in accordance with this Agreement, as set forth in the Applicable Accounting Principles and the Sample Statement, and the Independent Accounting Firm is not to make any other determination, including any determination as to whether any estimates on the Preliminary Closing Statement are correct, adequate or sufficient. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the highest value for such item claimed by either Party or less than the lowest value for such item claimed by either Party. The Independent Accounting Firm’s determination of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Purchase Price shall be based solely on written materials submitted by Sellers and Exhibit 2.1

EXECUTION COPY 25. Buyers (i.e., not on independent review). The determination of the Independent Accounting Firm shall be conclusive and binding upon the Parties hereto and shall not be subject to appeal or further review. Judgment may be entered upon the written determination of the Independent Accounting Firm. In acting under this Agreement, the Independent Accounting Firm will be entitled to the privileges and immunities of an arbitrator. (f) The costs of any dispute resolution pursuant to this Section 2.3, including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by Sellers and Buyers in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative Dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each Party incurred in connection with the preparation or review of the Final Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such Party. (g) Buyers will, and will cause the Companies following the Closing, to afford Sellers and their Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Companies and to any other information reasonably requested for purposes of preparing and reviewing the calculations contemplated by this Section 2.3. Buyers shall authorize their accountants to disclose work papers generated by such accountants in connection with preparing and reviewing the calculations specified in this Section 2.3, provided that such accountants shall make any work papers available to Sellers and their Representatives in accordance with such accountant’s disclosure procedures and, to the extent required by such accountants, upon Sellers signing an agreement relating to access to such work papers in form and substance reasonably acceptable to the parties thereto. (h) The Purchase Price shall be adjusted, upwards or downwards, as follows: (i) For the purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be positive or negative, equal to the Closing Purchase Price minus the Estimated Purchase Price; Exhibit 2.1

EXECUTION COPY 26. (ii) if the Net Adjustment Amount is positive, the Purchase Price shall be adjusted upwards in an amount equal to the Net Adjustment Amount, and Buyers shall pay the Net Adjustment Amount to Sellers no later than five (5) days after its agreement or the final determination by the Independent Accounting Firm and, in all cases, concurrently with the release by the Escrow Agent of the Target Net Working Capital Holdback Amount, by wire transfer of immediately available funds to an account designated in writing by Sellers; and (iii) if the Net Adjustment Amount is negative, the Purchase Price shall be adjusted downwards in an amount equal to the Net Adjustment Amount, and Sellers shall pay the Net Adjustment Amount out of the Target Net Working Capital Holdback Amount; provided however, that in the event the amount of the adjustment exceeds the amount of the Target Net Working Capital Holdback Amount, then the Sellers shall pay based upon their respective Pro Rata Share the remaining amount of the Net Adjustment Amount to Buyers within five (5) days after its agreement or the final determination by the Independent Accounting Firm by wire transfer of immediately available funds to an account designated in writing by Buyers; provided that if any of the Sellers does not pay its Pro Rata Share in full within the abovementioned term, the other Sellers shall jointly and severally pay any unpaid amount immediately upon demand from Buyers; and provided further, that the Buyers may elect, in their sole discretion, to have payment made by the Sellers to Buyers from the Transaction Escrow Amount pursuant to the terms of the Escrow Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS Each Seller severally, but not jointly, represents and warrants to Buyers, as to himself and not as to any other Exhibit 2.1

EXECUTION COPY 27. Seller, as follows. Each Seller acknowledges that Buyers are relying on the following representations and warranties in entering into this Agreement. Section 3.1 Authority And Solvency (a) Subject to the execution of the Partners Resolutions by all the parties thereto; in the case of [Shareholder E], the consent of his wife [Wife 1] and in the case of [Shareholder D] the consent of his wife [Wife 2], which consents are granted in Section 3.5 herein, Seller has all requisite power and authority to enter into this Agreement and each Ancillary Agreement to which the Seller will be a party, to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; and this Agreement and each Ancillary Agreement to which the Seller will be a party has been or will be duly and validly executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each Ancillary Agreement to which the Seller will be a party constitute or will constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except to the extent that the enforcement of remedies may be limited by bankruptcy, concurso mercantil, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally. (b) Seller is Solvent as of the date hereof and has been Solvent at least six (6) months prior to the signing of this Agreement. Section 3.2 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which such Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) Subject to the execution of the Partners Resolutions by all the parties thereto, conflict with or violate the bylaws (estatutos sociales) or equivalent organizational documents of any Company; Exhibit 2.1

EXECUTION COPY 28. (ii) conflict with or violate any Law applicable to such Seller or any Company or by which any property or asset of such Seller or any Company is bound or affected; or (iii) except as set forth in Schedule 3.2(a)(iii) of the Disclosure Schedules, conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any Contract; (b) The Seller is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority or any Person in connection with the execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which such Seller will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license, permit or qualification of the Companies, except for (i) any filings as may be required to be made under the Ley Federal de Competencia Económica (the “Mexican Antitrust Law”), (ii) in the case of [Shareholder E], the consent of his wife [Wife 1]), which is granted in Section 3.5 herein; (iii) in the case of [Shareholder D], the consent of his wife [Wife 2] which is granted in Section 3.5 herein, and (iv) the approvals or consents required under Sections 3.2(a)(i) and (iii) hereof. Section 3.3 Equity Interests Seller owns the Equity Interests of Ultrachem, Global Chem and Chem Servicios, as applicable, set forth opposite Seller’s name on Schedule 2.2(b)(i) of the Disclosure Schedules, free and clear of any Encumbrance. Subject to the execution of the Partners Resolutions by all the parties thereto; in the case of [Shareholder E], the consent of his wife [Wife 1] and in the case of [Shareholder D] the consent of his wife [Wife 2], which consents are granted in Section 3.5 herein, the Seller has the right, authority and power to sell, assign and transfer such Equity Interests to the Buyers and at the Closing, Seller will transfer valid title to the Equity Interests of Ultrachem, Global Chem and Chem Servicios set forth opposite Seller’s name Exhibit 2.1

EXECUTION COPY 29. on Schedule 2.2(b)(i) of the Disclosure Schedules to Buyers, free and clear of any Encumbrance. Section 3.4 Litigation. There are no Actions in progress, pending or threatened against or relating to the Seller or any of his properties, rights or liabilities that would have, individually or in the aggregate, an adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement. Section 3.5 Marital Status. (a) Each of [Shareholder A], [Shareholder B], [Shareholder C], [Shareholder F] and [Shareholder G] is an unmarried (soltero) natural person or married under a separate property regime (regimen de separación de bienes) and no former, or current, spouse has any rights or interests in, to or under the Equity Interests. (b) Mr. [Shareholder D] is married with Mrs. [Wife 2] and Mr. [Shareholder E] is married with Mrs. [Wife 1] under a community property regime (regimen de sociedad conyugal). Mrs. [Wife 2] and Mrs. [Wife 1] sign this Agreement to evidence their approval with the terms and conditions hereof. Section 3.6 No Reliance. Except for the representations and warranties of Buyers set forth in Article V, Seller acknowledges that Buyer has not made, and Seller has not relied on, any representations or warranties whatsoever, express or implied, regarding the subject matter of this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANIES The Sellers, jointly and severally, hereby represent and warrant as follows to Buyers, and acknowledge and confirm that Buyers are relying upon the following representations and warranties in entering into this Agreement and purchasing the Equity Interests: Exhibit 2.1

EXECUTION COPY 30. Section 4.1 Organization and Qualification. (a) Each of Ultrachem, Global Chem and Chem Servicios is a sociedad de responsabilidad limitada de capital variable duly organized and validly existing under the laws of Mexico. Ultrachem Guatemala is a sociedad anónima duly organized and validly existing under the laws of Guatemala. Ultrachem Costa Rica is a sociedad de responsabilidad limitada duly organized and validly existing under the laws of Costa Rica. Each Company has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary. (b) Sellers have heretofore furnished to the Buyers a complete and correct copy of the public deeds that contain the acta constitutiva and current bylaws (estatutos sociales) of each Company. Such organizational documents are in full force and effect. Section 4.2 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) Subject to the execution of the Partners Resolutions by all the parties thereto, conflict with or violate the bylaws (estatutos sociales) or equivalent organizational documents of any Company; (ii) conflict with or violate any Law applicable to any Company or by which any property or asset of such Company is bound or affected; or (iii) except as set forth in Schedule 3.2(a)(iii) of the Disclosure Schedules, conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any Contract; Exhibit 2.1

EXECUTION COPY 31. (b) None the Companies is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license, permit or qualification of the Companies, except for any filings as may be required to be made under Mexican Antitrust Law. Section 4.3 Capitalization. (a) The authorized capital of Chem Servicios consists of six (6) equity interests, all of which are issued and outstanding. The authorized capital of Global Chem consists of six (6) equity interests, all of which are issued and outstanding. The authorized capital of Ultrachem consists of seven (7) equity interests, all of which are issued and outstanding. The authorized capital of Ultrachem Guatemala consists of one thousand (1,000) shares with a value of five (5) Quetzales each, all of which are issued and outstanding (the “Ultrachem Guatemala Shares”). The authorized capital of Ultrachem Costa Rica consists of one hundred (100) equity interests (cuotas) with a value of one thousand (1,000) Colones each, all of which are issued and outstanding (the “Ultrachem Costa Rica Equity Interests”). All of the Equity Interests, Ultra Chem Guatemala Shares and Ultrachem Costa Rica Equity Interests are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. Schedule 4.3(a) of the Disclosure Schedules hereto accurately reflects all of the issued and outstanding equity interests or shares, as applicable, of the capital of the Companies, and the record and beneficial owners thereof. The Companies do not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the partners or shareholders, as applicable, of the Companies. All of the capital of the Companies has been issued in compliance with all applicable Laws. (b) No subscription, warrant, option, call, demand, Contract, convertible security or other right (contingent or otherwise) to purchase or acquire or relating to any equity interests or shares, as applicable, of capital or other equity securities of the Companies is authorized or outstanding. Exhibit 2.1

EXECUTION COPY 32. Neither of the Companies has any obligation (contingent or otherwise) to issue, deliver, sell or distribute any equity interests or shares, as applicable, of its capital or other equity securities or any subscription, warrant, option, convertible security or other similar right, or to issue, deliver, sell or distribute to holders of any equity interests or shares, as applicable, of its capital or other equity securities any evidences of Indebtedness or assets of such Company. Except for the payment of any dividends approved under Section 6.1 (c) herein and the dividends set forth in Schedule 6.1 herein, neither of the Companies has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any equity interest or shares, as applicable, of its capital or other equity securities or any interest therein or to pay any dividend or to make any other distribution or payment in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any of the Companies. (c) Except as provided for in the Companies’ by-laws or as required under applicable Law, there is no agreement, written or oral, between any of the Companies and any holder of its equity interests or shares, as applicable, or among any holders of its equity interests or shares, as applicable, relating to the sale or transfer (including agreements relating to rights of first refusal, co sale rights or “drag along” rights), or voting, of the capital or other equity securities of any of the Companies. (d) The Equity Interests represent 100% of the issued and outstanding equity interests of capital of Ultrachem, Global Chem and Chem Servicios. The Ultrachem Costa Rica Equity Interests and the Ultrachem Guatemala Shares represent 100% of the issued and outstanding cuotas of Ultrachem Costa Rica and shares of Ultrachem Guatemala, respectively. (e) Except for Buyers’ rights under this Agreement, and Sellers’ rights of first refusal under applicable Law and the by-laws of Ultrachem, Global Chem and Chem Servicios, all of which will be waived at the Partners Resolutions, no Person has any written or oral agreement, option, understanding or commitment or any right or privilege (whether by law, contractual or otherwise) capable of becoming such for (i) the purchase or acquisition from the Sellers of any equity interests of any of Ultrachem, Global Chem and Chem Servicios; or (ii) the purchase, subscription, allotment or issuance of any of the unissued equity interests or other securities of any of Ultrachem, Global Chem and Chem Servicios. Exhibit 2.1

EXECUTION COPY 33. (f) Except for Buyers’ rights under this Agreement, no Person has any written or oral agreement, option, understanding or commitment or any right or privilege (whether by law, contractual or otherwise) capable of becoming such for (i) the purchase or acquisition of any equity interest or cuota of Ultrachem Costa Rica or share of Ultrachem Guatemala; or (ii) the purchase, subscription, allotment or issuance of any of the unissued equity interests or other securities of any of Ultrachem Costa Rica or Ultrachem Guatemala. Section 4.4 Investments. Except for the shares in the companies set forth in Schedule 4.4 of the Disclosure Schedules (the “Subsidiaries”), none of the Companies directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest in, any Person. Section 4.5 Financial Statements; No Undisclosed Liabilities. (a) Complete copies of (i) the audited financial statements consisting of the balance sheet of each of Ultrachem and Chem Servicios as of December 31, 2013, 2014 and 2015, and the related statements of income, changes in the net worth and cash flow for the years then ended, and (ii) the non-audited financial statements consisting of the balance sheet of Global Chem as of December 31, 2014 and 2015, and the related statements of income, changes in the net worth and cash flow for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of each of the Companies as of December 31, 2016, and the related statements of income, changes in the net worth and cash flow for the twelve (12)-month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have been delivered to Buyers. The Annual Financial Statements shall be accompanied by an unqualified opinion from the applicable auditor for each of the fiscal years then ended, except for Chem Servicios, which opinions mention the non-application of NIF D-3 of Mexican GAAP. The “Reference Date” shall refer to January 1, 2017. The Financial Statements of the Companies have been prepared in accordance with Applicable GAAP (except for Chem Servicios, Exhibit 2.1

EXECUTION COPY 34. which do not apply NIF D-3 of Mexican GAAP), applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the business of the Companies, and fairly present in all material respects the financial condition of the business (except for the Financial Statements of Chem Servicios due to the non-application of NIF D-3 of Mexican GAAP), as of the respective dates they were prepared and the results of the operations of the business for the periods indicated. Each of the Companies maintains a standard system of accounting for the business established and administered in accordance with Applicable GAAP. (b) Except as set forth in Schedule 4.5(b) of the Disclosure Schedules, the Companies have no liabilities, fixed, contingent or otherwise, except (1) those which are adequately reflected or reserved against in the Financial Statements, and (2) those which have been incurred in the ordinary course of business consistent with past practice since the Reference Date and which do not exceed, individually or in the aggregate, the amount of U.S. $50,000 (fifty thousand 00/100 Dollars). (c) Except for the corporate books of the Companies which are in located at the Companies’ outside counsel’s offices and certain documents and records which were lost on July 18, 2006 which are listed in the document attached hereto as Schedule 4.5(c), all books and records relating to the ownership and operation of the business and the Companies’ assets are located at the premises of the Companies, have been maintained in accordance with applicable Laws, and comprise all of the books and records relating to the ownership and operation of the Companies. Section 4.6 Absence of Certain Changes or Events. Except as set forth in Schedule 4.6 of the Disclosure Schedule, since the Reference Date each of the Companies has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary course of business, and there has not occurred (a) any Material Adverse Effect; (b) any change in the Companies’ accounting practices; (c) any capital expenditures by any of the Companies in excess of U.S. $25,000 (twenty five thousand 00/100 Dollars) individually; (d) any cancellation of any debts or claims owed to any of the Companies or amendment, termination or waiver of Exhibit 2.1

EXECUTION COPY 35. any rights of value to such Company; (e) any write down of the value of any Personal Property or other assets owned by any of the Companies; (f) any change by any of the Companies in any tax election or tax accounting method, or any settlement or compromise of any tax liability; (g) any change or modification of any of the credit, collection or payment policies, procedures or practices of any of the Companies; (h) any discount activity with customers of any of the Companies or any other activity by any of the Companies that has accelerated or would accelerate to pre-Closing periods sales that would otherwise in the ordinary course of business be expected to occur in post-Closing periods; (i) any settlement or compromise of any action by any of the Companies; (j) any supplier or Material Customer losses; or (k) any agreement or commitment by any of the Companies or the Sellers to take any of the actions referred to in clauses (b) through (i) above. Since January 1, 2017, except as set forth in Schedule 4.6 of the Disclosure Schedules hereto, there has not been any increase in the compensation payable or that could become payable by any of the Companies other than in the ordinary course of business to any officers, employees or consultants of any of the Companies, nor has there occurred any amendment of any of its compensation and benefit plans. Except as set forth in Schedule 4.6 of the Disclosure Schedules and salaries paid and loans granted to Sellers in the ordinary course of business, neither of the Companies has, directly or indirectly, distributed cash or cash equivalents to any of the Sellers at any time since December 31, 2012, whether in the form of dividend distribution or otherwise. Section 4.7 Compliance with Law; Permits. (a) Except as set forth in Schedule 4.7(a) of the Disclosure Schedules, since its inception, each of the Companies has conducted its operations in compliance in all material respects with all requirements of all applicable Law, and neither of the Companies has received any notification of noncompliance which is pending or outstanding. (b) Schedule 4.7(b) of the Disclosure Schedules sets forth a complete list of all approvals, authorizations, certificates, filings, franchises, licenses, consents, exemptions, variances, notices and permits and applications thereof, including cargo permits of or with all Governmental Authorities (“Permits”) required by each of the Companies. The Companies are in compliance with the terms of all such Permits in all material respects and all such Permits are valid and in full force and Exhibit 2.1

EXECUTION COPY 36. effect, except as set forth in Schedule 4.7(b) of the Disclosure Schedules. No Action is pending or threatened, the object of which is to revoke, limit or otherwise affect any such Permits. Except as set forth in Schedule 4.7(b) of the Disclosure Schedules, the Companies have all necessary Permits for them to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as it will be conducted through the Closing Date, provided however, that upon Closing the cargo permits of Ultrachem will be subject to the restrictions set forth in article 6 of the Mexican Foreign Investment Law. No notices, transfers, consents or approvals are required by the Companies to continue to use the Permits used by the Companies after the Closing. Section 4.8 Litigation. (a) Except as set forth in Schedule 4.8(a) of the Disclosure Schedules, there is no Action, in progress, pending or threatened against or relating to any of the Companies or their business since January 1, 2007. (b) There are no Actions in progress, pending or threatened against or relating to the Sellers or any of their properties, rights or liabilities that would have, individually or in the aggregate, an adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement. (c) Schedule 4.8(c) of the Disclosure Schedules includes true, complete and correct copies of all settlement agreements related to the Companies entered into in connection with any Actions since January 1, 2013. Section 4.9 Employees. (a) Schedule 4.9(a) of the Disclosure Schedules, sets forth the name, office location, current annual compensation (including each employee’s actual bonus amounts for the twelve month period ended December 31, 2016 and anticipated target bonus amounts for the twelve-month period ending December 31, 2017), title, year of birth, date of hire, employment status (full time or part time, exempt or non-exempt), leave status (type and duration), accrued bonus, accrued sick leave, accrued vacation benefits and accrued severance pay of each present Exhibit 2.1

EXECUTION COPY 37. employee and, to the extent applicable, consultant of the Company. Notwithstanding any data contained in the employment or consulting agreements of the employees or consultants of Chem Servicios to the contrary, all the information contained in Schedule 4.9(a) is accurate and complete in all respects, except for typographical errors. Except as set forth in Schedule 4.9(a) of the Disclosure Schedules, no such employee or consultant is absent from work on long term disability leave, extended leave of absence or receiving workers’ compensation benefits. To the knowledge of the Companies, there is no intention of any employee to terminate his or her employment with the Companies. (b) Schedule 4.9(b) of the Disclosure Schedules, further lists all such employees, as well as consultants, agents and independent contractors, covered by an employment, non- competition, consulting or severance agreement (providing for payments beyond those mandated under applicable Law) with each of the Companies. Except as set forth in Schedule 4.9(b) of the Disclosure Schedules, each such employees, consultants, agents and independent contractors, covered has duly executed such employment, non-competition, consulting or severance agreement. (c) Schedule 4.9(c) of the Disclosure Schedules includes a true, complete and correct copy of the form of employment agreement used by the Companies since January 1, 2013. All the employees of the Companies have executed such employment agreement in substantially the forms as attached to Schedule 4.9(c) of the Disclosure Schedules. (d) Except as set forth in Schedule 4.9(d) of the Disclosure Schedules, none of the Companies is a party to or otherwise bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor any of the Companies is subject to an application or election regarding the acquiring of bargaining rights by any labor union or labor organization, nor any of the Companies is the subject of any Action asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is there pending or threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving any Company. The consummation of the transactions contemplated by this Agreement and each other Ancillary Agreement will not result in any change in the rights or obligations of any party under any Contract with any labor union or association representing any employee or contractor of any of the Companies. Each of the Companies has been and is in compliance with all applicable Laws respecting Exhibit 2.1

EXECUTION COPY 38. employment and employment practices, independent contractor arrangements, terms and conditions of employment, workers’ compensation, worker classification, immigration, wages, hours of work, occupational safety and health and tax reporting and withholding, and there is no pending or threatened charge, grievance proceeding or other Action by any of the Companies’ employees or any other Person against or affecting any of the Companies or relating to the alleged violation of any labor law applicable to the Companies. No employee has been mischaracterized as an independent contractor by any of the Companies. (e) Each Company is in compliance in all material respects with all applicable labor and social security Laws (including, as applicable, any requirements of the Instituto Mexicano del Seguro Social, Instituto del Fondo Nacional de la Vivienda para los Trabajadores, Sistema de Ahorro para el Retiro and the rules and regulations thereunder). (f) There is no Action, pending or threatened against any of the Companies relating to its employment practices. The employees and consultants of the Companies listed on Schedule 4.9(a) of the Disclosure Schedules are sufficient for the conduct of its business as presently conducted. (g) Schedule 4.9 (g) of the Disclosure Schedules sets forth a list of all employee benefit plans and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements that are maintained, contributed to or sponsored by the Companies for the benefit of any current or former employee, officer or manager of the Companies (collectively, the “Employee Plans”). The Sellers have made available to the Buyers a true and complete copy of each Employee Plan and all current summary plan descriptions with respect to any Employee Plan. Section 4.10 Personal Property. Except as set forth in Schedule 4.10 of the Disclosure Schedules, the Companies (a) have good and valid title to all of the tangible personal property that they purport to own (including all tangible personal property reflected in the Interim Financial Statements or acquired by the Companies after the Reference Date, other than de minims assets disposed of in the ordinary course of business since such date), and (b) hold by valid and existing lease or license all of the tangible Exhibit 2.1

EXECUTION COPY 39. personal property that they purport to lease or license, in each case (with respect to both clauses (a) and (b) above) free and clear of any Encumbrances created by, under or on behalf of the Companies or that would prevent or restrict the use of it in any manner whatsoever. The tangible personal property owned or leased by the Companies (“Personal Property”) is sufficient for the conduct of its business as presently conducted, constitutes all of the material tangible personal property used in the conduct of its business as presently conducted. Schedule 4.10 of the Disclosure Schedules lists all Personal Property with a book value of U.S. $300.00 (three hundred 00/100 Dollars) or more. Each item constituting Personal Property is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and is performing the functions for which it was intended. Section 4.11 Leased Real Property. Schedule 4.11 of the Disclosure Schedules sets forth a complete and correct list of all real property leased, subleased, licensed, utilized, operated or occupied by the Companies and all leases, subleases and other Contracts related thereto (collectively, the “Companies Leases”), the location of such premises and a brief description of the activities carried out thereon. The Companies are in compliance with all material obligations under the Companies Leases and all applicable laws and regulations in connection thereof. The premises subject to the Company Leases are hereinafter referred to as “Companies Leased Real Property”. The Companies Leased Real Property is sufficient for the operation of the Companies’ business and constitutes all of the real property used in the operation of their businesses as presently conducted. Except as set forth in Schedule 4.11 of the Disclosure Schedules, the Companies have never at any time owned any real property. Section 4.12 Intellectual Property. (a) The Companies own, license or otherwise possess legally enforceable rights to use all Intellectual Property currently used in the business or as the business is proposed to be conducted and such Intellectual Property constitutes all of the Intellectual Property necessary for the business of the Companies as currently conducted and as it is intended to be conducted in the future. Schedule 4.12(a) of the Disclosure Exhibit 2.1

EXECUTION COPY 40. Schedules contains a true, correct and complete list of (i) all Intellectual Property and licenses that are owned, used or licensed by the Companies, provided, however, that Schedule 4.12(a) does not list any authorizations granted to the Companies by any third parties to use Third Party Intellectual Property Rights (as defined below) pursuant to agreements entered in the ordinary course of business such as lease, agency, distribution agreements or the like; (ii) the registration number, date of registration and jurisdiction of registration thereof; (iii) the name of the registered owner and, if different, the user or users thereof; and (iv) any applications for any of the foregoing. (b) The Companies have provided to Buyers (i) all material documents, relative to Patents and Patent applications, if any, and all registered and unregistered Marks, registered and unregistered Copyrights, owned by the Companies, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed; (ii) all licenses, sublicenses and other agreements as to which the Companies are a party and pursuant to which any Person is granted a license to use any of the Companies’ Intellectual Property; and (iii) all licenses, sublicenses and other agreements as to which the Companies are a party and pursuant to which the Companies are granted a license to use any third party Intellectual Property, including software, or any other third party Intellectual Property (“Third Party Intellectual Property Rights”). (c) There is no and there has not been since January 1, 2014, any unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property of the Companies, any Trade Secret material to the Companies or, to the best of Sellers knowledge, any Third Party Intellectual Property Right to the extent licensed by or through the Companies, by any third party. The Companies have not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions arising in the ordinary course of business, such as those in lease agreements, distribution agreements, confidentiality agreements, purchase orders, invoices or similar sales-related documents. (d) The Companies are not, nor will they be as a result of the consummation of the transactions contemplated by this Agreement, in breach of any license, sublicense or other Exhibit 2.1

EXECUTION COPY 41. agreement currently used in, or material to, the Intellectual Property of the Companies or Third Party Intellectual Property Rights. (e) All Intellectual Property held by the Companies are validly issued and presently subsisting. The Companies (i) have not been subjected to any Action which involves a claim of infringement of any Intellectual Property rights of any third party; and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The services and the conduct of the business of the Companies as currently conducted and proposed to be conducted by the Companies does not infringe any Intellectual Property or other proprietary right of any third party. Each of the Companies has taken reasonable steps to maintain the confidentiality of all material Trade Secrets of such Company. (f) The Companies have taken steps which they believe to be sufficient to protect and preserve the confidentiality of all material Intellectual Property owned by the Companies or of which the Companies are beneficial owners. All use, disclosure or appropriation by a third party of such Intellectual Property owned by each of the Companies has been pursuant to written agreements between such Company and such third party. All use, disclosure or appropriation of Intellectual Property not owned by the Companies has been pursuant to and in accordance with binding agreements between the Companies and the owner of such Intellectual Property, or is otherwise lawful. (g) The Companies’ Intellectual Property is currently in material compliance with all applicable legal requirements and no such Intellectual Property has been or is now involved in any proceeding challenging or seeking to invalidate or narrow, such Intellectual Property, including, without limitation, an interference, reissue, reexamination or opposition proceeding or any Action under applicable industrial property law and regulations. (h) Neither of the Companies is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable. Section 4.13 Taxes. Exhibit 2.1

EXECUTION COPY 42. (a) The Companies have paid all Taxes and filed all Tax Returns for all Taxes, of any kind of nature whatsoever, that were due and payable up to and including the date hereof. All Tax Returns required to have been filed by or with respect to the Companies have been filed, and such Tax Returns have been duly and accurately prepared in all material respects, except for mistakes or omissions amended pursuant to complementary Tax Returns. All Taxes shown to be payable on such Tax Returns have been paid, except for Taxes being contested in good faith by appropriate proceedings. No deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against any Company that has not been satisfied by payment, settled or withdrawn. There are no Tax liens on the assets of any Company. There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which any Company may be subject. All Taxes not yet due and payable by the Companies have been, in all material respects, properly accrued on the books of account of the Companies in accordance with Applicable GAAP. (b) The Companies have maintained all Tax Returns and related documents (including contemporaneous transfer pricing documentation, any electronic filing obligation for tax purposes, among others) filed and/or issued by the Companies according to article 30 of the Federal Fiscal Code of Mexico, applicable Law in Costa Rica and Guatemala and any related provision, and correct and complete copies of all rulings, revenue agent reports, information, document requests, tax favorable balance requests, notices of proposed deficiencies, petitions, pending ruling requests, and any similar documents submitted by, received by or agreed to by or on behalf of the Companies. (c) All Taxes that the Companies have been required to deduct, collect or withhold have been duly collected or withheld and, to the extent required when due, have been duly paid to the competent Governmental Authority, and the Companies have duly complied with all reporting and recordkeeping requirements according to the corresponding Tax Law. No event, transaction, act or omission has occurred which could result in the Companies becoming liable to pay or to bear any Taxes as a transferee, successor, joint and several obligor, or otherwise which is primarily or directly chargeable or attributable to any other Person (other than the Companies), nor do the Companies have any actual or contingent liability to any other Person (other than the Companies) in respect of any actual, contingent, or deferred liability of such Person for Taxes. Exhibit 2.1

EXECUTION COPY 43. (d) Except as set forth in Schedule 4.13 (d), all intercompany and related party transactions have been conducted on an arm’s-length basis in accordance with applicable Law and the Companies have maintained appropriate documentation for transfer pricing purposes. Section 4.14 Material Contracts. (a) Schedule 4.14 (a) of the Disclosure Schedules sets forth a complete list of Contracts that are material or necessary for the business as conducted as of the date hereof and contemplated to be conducted by the Companies as of the Closing Date (the “Material Contracts”). Material Contracts include, without limitation, any of the following categories of agreements, whether written or verbal (if verbal, Schedule 4.14 (a) of the Disclosure Schedules should include a written description of the terms of such agreement): (i) any Contract with the Companies’ suppliers or manufacturers (of any goods, materials or services relating to the Companies’ business); (ii) any Contract pursuant to which the Companies undertake to distribute the products of their suppliers; (iii) any Contract under which freight transportation services are rendered to the Companies; (iv) any Contract that has “take or pay,” “meet or release,” right of first refusal or right of first option provisions applicable to the Companies; (v) any Contract that provides for exclusive rights of distribution or marketing for the Companies; (vi) any Contract that includes “most favored nation” pricing; (vii) any sub-Contract for the Companies’ services; (viii) any Contract with any Person which provides personnel (including sales promoters, sales agents, and/or consultants) to the Company; Exhibit 2.1

EXECUTION COPY 44. (ix) any union Contract or collective bargaining agreement to which any Company is a party or by which it is bound; (x) any Contract pursuant to which any Company leases real or Personal Property; (xi) any agreement with any customer of the Companies, other than sales/distribution agreements referred to in paragraph (ii) above; (xii) any Contract which commits any Company to future pricing for the Company’s services; (xiii) any Contract which places limits on any Company’s business or its ability to compete with others (including limitations on distribution of certain products in certain areas or to certain markets); (xiv) any employment Contract or other agreement which commits any of the Companies to pay compensation or provide benefits to employees or independent contractors, other than those attached to Schedule 4.9(c) of the Disclosure Schedules; (xv) any Contract with any Affiliates of the Companies or relatives of any of the Sellers, including Related Persons; (xvi) any loan agreement, guaranty or other similar Contract to which any of the Companies is a party, including any agreement for credit support; (xvii) any Contract pursuant to which there is an Encumbrance of any of the Companies’ owned assets; (xviii) any Contract to lease equipment or vehicles used in the business; (xix) any Contract related to any Intellectual Property, hardware or software used in the business; and (xx) any Contract requiring any of the Companies to pay royalties to a third party or requiring a third party to pay royalties to the Company. Exhibit 2.1

EXECUTION COPY 45. (b) Except for those Material Contracts specifically referred to in Schedule 4.14 (a) of the Disclosure Schedules, each Material Contract is valid and binding on the Companies in accordance with its terms and is in full force and effect. None of the Companies or any other party thereto is in material breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. Except as set forth on Schedule 4.14(b) of the Disclosure Schedules, no Material Contract requires consent of the Companies’ counter- party to the sale of the Equity Interests to Buyers. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyers. There are no material disputes pending or threatened under any Material Contract. To the Knowledge of the Companies, there is no intention of any of the Companies’ counter-parties to any Material Contract to cease doing business with the Companies or reduce their level of business with any of the Companies post- Closing. Section 4.15 Environmental Matters. (a) Each of the Companies is and has been in compliance, in all material respects, with all laws, regulations, permits, or other applicable requirements relating to (i) releases or threatened releases of Hazardous Substances; (ii) pollution or protection of employee health or safety, public health or environment; or (iii) the handling, transport, use, treatment, storage or disposal of Hazardous Substances (“Environmental Laws”); (b) There has been no release or threatened release by any of the Companies of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum product or byproduct, or any fraction thereof (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by any of the Companies, except for de minims amounts while performing washing activities, which washing activities do not violate Environmental Laws or are reportable to Governmental Authorities; (c) There have been no Hazardous Substances generated, handled or stored by any of the Companies that have been Exhibit 2.1

EXECUTION COPY 46. disposed of or come to rest other than as required under Environmental Laws; and (d) Except as set forth in Schedule 4.15 of the Disclosure Schedules, there are no underground storage tanks of any kind located on, no asbestos, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste stored on, any site owned or operated by any of the Companies, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to Buyers true and complete copies of all material environmental permits and pending permit applications, a general description of such items being attached hereto as Schedule 4.15 of the Disclosure Schedules. Section 4.16 Accounts Receivable. All existing accounts receivable of the Companies: (a) have arisen from bona fide transactions entered into by the Companies involving the sale or resale of products or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Companies not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) are fully collectible, except as set forth in Schedule 4.16. Schedule 4.16 of the Disclosure Schedules also sets forth all credit support, including bonds, letters of credit and guarantees, issued in favor of the Companies in connection with their business that are currently outstanding. Section 4.17 Customers, Vendors and Suppliers. (a) Schedule 4.17(a) of the Disclosure Schedules includes a list of all Material Customers, Material Suppliers and Material Vendors of the Companies. Neither of the Companies has: (i) received any notice, and has no reason to believe, that any of their Material Customers has ceased, or intends to cease, to purchase the products or use the services of such Company or to otherwise terminate or reduce its relationship with such Company. (ii) received any notice, and has no reason to believe, that any of their Material Suppliers has ceased, or intends to cease, to supply goods or services Exhibit 2.1

EXECUTION COPY 47. to such Company or to otherwise terminate or reduce its relationship with such Company. (iii) received any notice, and has no reason to believe, that any of their Material Vendors has ceased, or intends to cease, to supply goods or services to such Company or to otherwise terminate or reduce its relationship with such Company. (b) Except as set forth in Schedule 4.17(b) of the Disclosure Schedules, as of the date of this Agreement, no Material Customer, Material Supplier or Material Vendor has substantially altered in an adverse manner its relationship with either Company in the past two (2) fiscal years. (c) Schedule 4.17(c) of the Disclosure Schedules contains a true, complete and correct copy of the Companies’ standard terms and conditions for (i) sale of products; (ii) purchase of products and (iii) services. Section 4.18 Insurance. (a) Schedule 4.18(a) of the Disclosure Schedules sets forth (i) the policies of insurance presently in force covering the Companies, their assets or any of the assets leased to the Companies including, without restricting the generality of the foregoing, those covering personnel, properties, buildings, machinery, equipment, furniture, fixtures, transportation of products and operations, specifying with respect to each such policy, the name of the insurer, type of coverage, term of policy, limits of liability and annual premium; (ii) the Companies’ premiums and losses by year, by type of coverage, since December 31, 2013, under their insurance policies; (iii) all outstanding insurance claims by the Companies, or any of its Affiliates (relating to assets utilized by the Company in its business) for damage to or loss of property or income which have been referred to insurers or which the Companies believe to be covered by commercial insurance; (iv) general comprehensive liability policies carried by the Companies, or any of their Affiliates (relating to assets utilized by each of the Companies in its business), since December 31, 2013, including excess liability policies; and (v) any agreements, arrangements or commitments by or relating to the Companies under which any of the Companies is required to carry insurance for the benefit of any other Person. The Companies have provided to Buyers complete and correct copies of the policies and agreements set forth in Schedule 4.18(a) of the Disclosure Schedules. Exhibit 2.1

EXECUTION COPY 48. (b) The insurance policies set forth in Schedule 4.18(a) of the Disclosure Schedules are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The Companies have otherwise performed in all material respects all of their obligations under such policies. Such policies (i) are sufficient for material compliance with all requirements of applicable Law and all Contracts relating to the Companies or their business, including any real estate leases; (ii) are valid, outstanding and enforceable policies; (iii) will remain in full force and effect through the respective dates set forth in Schedule 4.18(a) of the Disclosure Schedules without the payment of additional premiums; (iv) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement, and (v) do not provide for any retrospective premium adjustment or other experienced based liability on the part of any of the Companies, except as set forth in Schedule 4.18(a). Neither the Companies, nor their Affiliates has been refused any insurance, nor has any such coverage been limited or a notice that a defense will be afforded with reservation of rights otherwise been provided, by any insurance carrier to which any of the Companies has applied for any such insurance or with which such Company, or any of its Affiliates has carried insurance during the last five (5) years. The insurance policies set forth in Schedule 4.18(a) of the Disclosure Schedules are in such amounts, with such deductibles and against such risks and losses, as are reasonable for the business, assets and properties of the Companies and are consistent with the types and levels of coverage of similarly situated companies and good industry practice and such coverage has not changed in any material respect between the fiscal year ended December 31, 2015 and the fiscal year ended December 31, 2016, except as disclosed in such Schedule 4.18(a). Section 4.19 Relationship with Related Persons. (a) Except as set forth on Schedule 4.19(a) of the Disclosure Schedules, no Seller, relative of any Seller (i.e. any Person connected with a Seller by blood or affinity to the fourth degree), or Affiliate of any of the Companies (each, a “Related Person”) has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to any of the Companies. Exhibit 2.1

EXECUTION COPY 49. Except as set forth on Schedule 4.19(a) of the Disclosure Schedules, no Related Person has, or has had, an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any of Companies; or (ii) engaged in competition with any of the Companies with respect to any of the services of such Company (a “Competing Business”) in any market presently served by such Company. Except as set forth on Schedule 4.19(a) of the Disclosure Schedules, and other than in respect of employment or acting as managers or officers, no Related Person is a party to any Contract or arrangement with, or has any claim or right against, any of the Companies or any of its assets. (b) Except as set forth on Schedule 4.19(b) of the Disclosure Schedules, no Seller has any current claim or Action against the Companies nor is aware of any facts upon which such a claim or Action could be based. Upon the Closing, no Seller shall have any claim or Action against the Companies nor is aware of any facts upon which such a claim or Action could be based. Section 4.20 Brokers. Except as set forth in Schedule 4.20 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Sellers or the Companies and no Person other than those set forth on Schedule 4.20 of the Disclosure Schedules is entitled to any fee or commission or like payment in connection with this Agreement or the transactions contemplated herein. Section 4.21 Certain Payments, Trade Controls. (a) Each of the Companies has been and is in compliance with all applicable Laws and regulations of all jurisdictions in which such Company conducts business pertaining to improper payments to government officials or other Persons and the related books and records provisions of such laws and regulations. Exhibit 2.1

EXECUTION COPY 50. (b) None of the Companies nor any of their Affiliates, directors, officers, agents, employees or other persons acting on behalf the Companies (including without limitation any of the Sellers), has used any funds of the Companies for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or other applicable Law or made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment. (c) None of the Companies (nor any of their employees, agents or representatives, or to the Company’s knowledge, any contractors or customers, in the conduct of activities authorized by or taken on behalf of or at the direction of any of the Companies), has taken any action that would violate, in any material respect, any sanctions or trade control laws administered by any United States Governmental Authority or other applicable Law. (d) Neither of the Companies (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of OFAC or (ii) engages in any dealings or transactions with any such Person. No Action against any of the Companies with respect to OFAC is pending or has been threatened in writing. (e) Except as set forth on Schedule 4.21(e) of the Disclosure Schedules, neither of the Companies (nor any of their agents or representatives, in the conduct of activities authorized by or taken on behalf of or at the direction of any of the Companies) has made any sales to customers outside of Mexico and the U.S. during the past three (3) calendar years. Schedule 4.21(e) of the Disclosure Schedules also sets forth the amount and country location of any sales made to customers outside of Mexico and the U.S. in the past three (3) calendar years. Section 4.22 Assets Necessary to the Business. Upon the Closing of the transactions contemplated by this Agreement, the Buyers shall acquire through the acquisition of the Companies good and valid title to all of the assets of the business owned by the Companies free and clear of all Encumbrances and such assets, along with all the assets then leased by the Companies, shall constitute all the property Exhibit 2.1

EXECUTION COPY 51. required for the Companies to continue the business as presently conducted. Section 4.23 Inventory. Each Company owns its own inventory free and clear of all Encumbrances. Except as disclosed on Schedule 4.23 of the Disclosure Schedules, such inventory was acquired for sale in the ordinary course of business and is in good and saleable condition and is not obsolete or damaged, except with respect to the inventory owned by any of the Companies to the extent reflected in reserves set forth in the Interim Financial Statements. As of February 1, 2017 such inventory was located at the locations as noted on Schedule 4.23 of the Disclosure Schedules and none of such inventory is subject to any consignment, bailment, warehousing or similar arrangement. Section 4.24 Product and Service Warranty. (a) Except as set forth on the Schedule 4.24 (a) of the Disclosure Schedules, since January 1, 2013, all products sold by the Companies have been delivered by the Companies in such product’s original manufacturer’s packaging, and the Companies have not distributed any products in any other form or container. (b) The Companies have not given any warranty in respect of goods or services of the Companies supplied or agreed to be supplied by them, other than Ultrachem’s standard warranty as set forth in Schedule 4.17 (c) of the Disclosure Schedules, and other warranties that are not, in the aggregate, material to the Companies. Neither of the Companies has sold any products or delivered any services that included a warranty for a period of longer than one year. (c) Schedule 4.24 (c) of the Disclosure Schedules identifies (i) any warranty claim asserted during the three year period prior to the date hereof from which the Companies have incurred costs in excess of U.S. $25,000, or (ii) any warranty claims by any one customer during the three-year period prior to the date hereof that are, in the aggregate, in excess of U.S.$45,000. Section 4.25 Bank Accounts. Exhibit 2.1

EXECUTION COPY 52. Schedule 4.25 of the Disclosure Schedules sets forth each bank, savings institution and other financial institution with which any Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Section 4.26 Powers of Attorney. Schedule 4.26 of the Disclosure Schedules lists all revocable or irrevocable powers of attorney or similar grant of authority granted by the Companies to any Person relating to its business for any purpose whatsoever. Section 4.27 Disclosures. No representation or warranty of the Sellers in this Agreement, no statement in the Disclosure Schedules and no other information, document or certificate furnished by the Sellers to Buyers in connection with this Agreement and the transactions contemplated hereby contains any material untrue statement of fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYERS The Buyers, jointly and severally, hereby represent and warrant to the Sellers as follows: Section 5.1 Organization and Qualification. Each Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. Section 5.2 Authority. Each Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Buyer of this Agreement and Exhibit 2.1

EXECUTION COPY 53. each of the Ancillary Agreements to which it will be a party and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution, each of the Ancillary Agreements to which such Buyer will be a party will have been, duly executed and delivered by such Buyer and, assuming due execution and delivery by each of the other Parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which such Buyer will be a party will constitute, the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms. Section 5.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by each Buyer of this Agreement and each of the Ancillary Agreements to which such Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate the certificate of incorporation or bylaws of such Buyer; (ii) conflict with or violate any Law applicable to such Buyer or by which any property or asset of such Buyer is bound or affected; or (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any material Contract or agreement to which such Buyer is a party; (b) Neither Buyer is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by such Buyer of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of such Buyer, except (i) for any filings as may be required to be made under the Exhibit 2.1

EXECUTION COPY 54. Mexican Antitrust Law, and (ii) for such filings as may be required by any applicable securities Laws. Section 5.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyers and no Person is entitled to any fee or commission or like payment in connection with this Agreement or the transactions contemplated herein. Section 5.5 Non-Solicitation. Nexeo Mexico hereby acknowledges and agrees that it is bound by all terms, conditions and provisions of that certain non-solicitation agreement dated as of October 19, 2016 (the “Non-Solicitation Agreement”) entered into by and between Nexeo LLC and Ultrachem. ARTICLE VI COVENANTS Section 6.1 Conduct of Business Prior to the Closing. Unless Buyers shall otherwise provide their prior written consent, which consent shall not be unreasonably denied, delayed or withheld, the business of the Companies shall be conducted only in the ordinary course of business and in compliance with all applicable Laws, and the Sellers shall cause each Company to use its commercially reasonable efforts to preserve intact their business organization, including the preservation of the Companies’ current business operations, goodwill and their relationships with customers and suppliers. Except as otherwise contemplated by this Agreement, as required by applicable Law or as set forth on Schedule 6.1 of the Disclosure Schedules, between the date of this Agreement and the Closing Date, without the prior consent of Buyers, which consent shall not be unreasonably denied, delayed or withheld, none of the Companies shall: (a) amend its certificate of incorporation or bylaws or equivalent organizational documents; Exhibit 2.1

EXECUTION COPY 55. (b) issue, transfer, pledge, encumber, or sell any shares of its capital, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares; (c) declare, set aside, make or pay any cash or non-cash dividends or other non-cash distributions with respect to any of its capital; (d) reclassify, recapitalize, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital or make any other change with respect to its capital structure; (e) acquire any corporation, partnership, limited liability company, other business organization or division thereof or any assets other than in the ordinary course of business or enter into any partnership with any other entity for any of the above items; (f) sell, assign, license, transfer, convey, lease to or otherwise dispose of any of the properties or assets owned by, or used by, the Companies, other than product sales in the ordinary course of business or assets with a market value individually or in the aggregate not exceeding U.S. $3,000.00 (three thousand 00/100 Dollars); (g) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization; (h) incur any Indebtedness for borrowed money (excluding trade account payables in the ordinary course of business), issue any debt securities in excess of U.S.$10,000.00 (ten thousand 00/100 Dollars) individually or in the aggregate or guarantee any Indebtedness of any kind; (i) subject to any Encumbrance or, allow or suffer to be encumbered, any of the properties or assets (whether tangible or intangible) owned by the Companies; (j) make or commit to make capital expenditures in an amount that exceeds U.S. $25,000.00 (twenty five thousand 00/100 Dollars) individually or U.S. $100,000.00 (one hundred thousand 00/100 Dollars) in the aggregate; (k) grant or announce any increase or decrease in the salaries, bonuses or other benefits payable by any Company to any of its employees, or enter into any other type of employment Exhibit 2.1

EXECUTION COPY 56. agreement or benefit plan, other than (i) as required by Law; (ii) pursuant to any plans, programs or agreements existing on the date hereof; or (iii) other ordinary increases not inconsistent with the past practices of the Companies; provided that in any of the above mentioned cases the Sellers provide prior notice of such change to the Buyers; (l) enter into any Material Contract involving payments or services in excess of U.S. $350,000.00 (three hundred and fifty thousand 00/100 Dollars) or that would otherwise make such counterparty a Material Customer, a supplier or Material Vendor; (m) make any change in any method of accounting or accounting practice or policy, except as required by applicable Law or the Applicable GAAP; (n) alter any of the insurance coverage applicable to the Companies and/or its business other than renewals in the ordinary course of business or as required by applicable Law or pursuant to automatic adjustments set forth in Material Contracts; (o) cancel or compromise any debt or claim or waive or release any material right of the Companies; (p) settle or compromise any pending or threatened Action or legal proceeding in an amount greater than U.S. $50,000.00 (fifty thousand 00/100 Dollars) but in the aggregate no more than U.S. $100,000 (one hundred thousand and 00/100 Dollars), with the understanding, that if the amount is greater than either U.S. $50,000.00 (fifty thousand 00/100 Dollars) or an aggregate of U.S. $100,0000 (one hundred thousand 00/100 Dollars) the release will be in a form and substance reasonably acceptable to Buyers and the Company shall provide Buyers copy of the release (with supporting papers) at least three (3) Business Days prior to signing for Buyers to review; (q) except for transfers of cash pursuant to normal cash management practices in the ordinary course of business (including labor obligations), make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Related Persons; (r) change or modify its credit, collection or payment policies, procedures or practices (including with respect to maintenance of properties), including acceleration of Exhibit 2.1

EXECUTION COPY 57. collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities; (s) except as required by applicable Law or Applicable GAAP (i) make a change in its accounting or Tax reporting principles, methods or policies, Tax elections, or settle or compromise any Tax claim or liability or (ii) prepare or file any Tax Return (or any amendment thereof) unless such Tax Return shall have been prepared in a manner consistent with past practice and the Company shall have consulted with Buyers with respect to such Tax Return reasonably in advance to the due date thereof; or (t) agree or commit to do any of the foregoing. Section 6.2 Covenants Regarding Information and Keeping of Records (a) From the date hereof until the Closing Date, upon reasonable prior notice, the Sellers shall, and shall cause the Companies to, afford the Buyers and their Representatives reasonable access during normal business hours to the properties, offices, plants and other facilities, accounting and corporate books and records of the Companies, and shall cause each Company to furnish the Buyers with such financial, operating, accounting and other data and information as the Buyers may reasonably request; provided, however, that any such access or furnishing of information shall be conducted at the Buyers’ expense and in such a manner as not unreasonably to interfere with the normal operations of the Companies. (b) In order to facilitate the resolution of any claims made against or incurred by the Sellers and their Affiliates, on the one hand, or the Buyers or the Companies, on the other hand, following the Closing Date, the Parties hereto shall cooperate in good faith and reasonably assist the other Parties in obtaining access to information, books and records relating to the Companies to the extent such information, books or records are within such Party’s possession or control. (c) Subject to any retention requirements relating to the preservation of Tax records, the Sellers and Buyers agree that each of them shall (and shall cause the Companies to) preserve and keep the records held by them relating to the respective businesses of the Companies for a period of seven (7) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such Exhibit 2.1

EXECUTION COPY 58. Party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Sellers, the Companies or Buyers or any of their Affiliates or in order to enable the Sellers or Buyers to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event the Sellers or Buyers wish to destroy (or permit to be destroyed) such records after that time, such Party shall first give ninety (90) days prior written notice to the other and such other Party shall have the right at its option and expense, upon prior written notice given to such Party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice. Section 6.3 Notification of Certain Matters. Until the Closing, each Party hereto shall promptly notify the other Party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in (i) any of the representations and warranties in Article III, Article IV or Article V becoming untrue in any material respect; (ii) failure to comply any of the obligations and covenants set forth in Article VI herein; (iii) the conditions set forth in Article VII of this Agreement becoming incapable of being satisfied or (iv) a Material Adverse Effect. Section 6.4 Intercompany Arrangements. Except as set forth in Schedule 6.4 of the Disclosure Schedules and except for this Agreement, the Ancillary Agreements and any ordinary course transactions, including intercompany trade payables and receivables included in the calculation of Net Working Capital, the Sellers shall settle all intercompany accounts or Contracts between any Company, on the one hand, and the Sellers and their Affiliates (other than the Companies), on the other hand, immediately prior to the Closing. Section 6.5 Intentionally Omitted Section 6.6 Employees Related Matters. (a) The Sellers shall use their best efforts to cause the key employees listed in Schedule 6.6(a)(i) of the Disclosure Exhibit 2.1

EXECUTION COPY 59. Schedules to continue their employment with Chem Servicios and to enter into the non-competition and non-solicitation provisions set forth in Schedule 6.6(a)(ii) of the Disclosure Schedules upon Closing. (b) Upon execution of this Agreement, Sellers shall grant the Buyers reasonable access to the employees identified in Schedule 6.6(b) hereof, in an effort to facilitate the closing of the transactions contemplated by this Agreement. Section 6.7 Confidentiality. Each of the Parties shall hold, and shall cause its Representatives to hold, in strict confidence all documents and information furnished to it by or on behalf of the other Party (including their Representatives) in connection with the transactions contemplated hereby pursuant to the terms of the confidentiality agreement dated July 22, 2016 between Nexeo LLC and Ultrachem (as amended, the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 6.7 shall terminate. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Section 6.8 Consents and Filings; Further Assurances. (a) Each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable. (b) All information provided in connection with the analysis of whether any governmental filings are required shall be true, complete and correct. Without limiting the generality of the Parties’ undertaking pursuant to Section 6.8(a), if required, the Buyers shall promptly after the date of this Agreement prepare and file with the Mexican Antitrust Commission (Comisión Federal de Competencia Económica) (the “Mexican Antitrust Commission”) the notification required under Mexican Antitrust Law. To such end, Sellers shall promptly provide and shall cause the Companies to provide to Buyers all the documents Exhibit 2.1

EXECUTION COPY 60. and information reasonably required for such filing. In addition, Sellers shall promptly sign and cause the Companies to sign the abovementioned notification and any letters to Mexican Antitrust Commission that may be reasonably required, designate Buyers’ counsel as common representative for such process and cooperate with Buyers to obtain the required approval from Mexican Antitrust Commission and consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable. Buyers shall assure that the notification to the Mexican Antitrust Commission is accurate and complete and contains all required information under Mexican Antitrust Law and that any request for additional information that may be required or otherwise requested by the Mexican Antitrust Commission is complied with on a timely basis in order to obtain the required approval from Mexican Antitrust Commission and consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable. For the avoidance of doubt, the Parties acknowledge and agree that under current Exchange Rate, filing with Mexican Antitrust Commission is not required. However, in case of a substantial devaluation of Mexican Peso against U.S. Dollar, such filing may be needed. (c) Notwithstanding anything herein to the contrary: (i) Buyers shall not be required (but may in their sole discretion elect) to take, or agree to undertake, any action, including entering into any consent decree, hold separate order or other arrangement, that would require (x) the divestiture of any assets of Buyer, the Companies or any of their respective Affiliates or (y) taking any action that would reasonably be expected to diminish the benefits reasonably expected to be derived by Buyers on the date hereof from the transactions contemplated by this Agreement in such a manner that the Buyers would not have entered into this Agreement in the face of such diminished benefits; and (ii) the Sellers and the Companies shall not, without Buyer’s consent, which consent shall not be unreasonably denied, delayed or withheld, be permitted to take, or agree to undertake, any action, including entering into any consent decree, hold separate order or Exhibit 2.1

EXECUTION COPY 61. other arrangement, that would require (x) the divestiture of any assets of any of the Companies or any of their respective Affiliates or (y) taking any action that would reasonably be expected to diminish the benefits reasonably expected to be derived by Buyers on the date hereof from the transactions contemplated by this Agreement in such a manner that Buyers would not have entered into this Agreement in the face of such diminished benefits. Section 6.9 Public Announcements. On and after the date hereof and through the Closing Date, the Parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and neither Party shall issue any press release or make any public statement prior to obtaining the other Party’s written approval, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of either Party hereto, provided that the Party required to disclose shall deliver a prior written notice to the other Party informing in reasonable detail the disclosure to be made. The Parties acknowledge that the terms of this Agreement (but excluding, to the extent permitted by applicable Law, any information related to the Purchase Price and similar sensitive information) and the transactions contemplated herein shall be disclosed in certain filings made with the U.S. Securities and Exchange Commission (the “SEC”) by the Buyer and/or Buyer’s Affiliates, including Nexeo Inc. and Sellers consent to such disclosure. Section 6.10 Non-Compete and Non-Solicitation. (a) Sellers agree and undertake that as of the Closing Date and until the three (3) year anniversary of the Closing, they shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, advisor, partner, stockholder (except for investments in publicly traded companies in which case Sellers may own up to 3%), corporate officer or director, manager, or in any other individual or representative capacity, engage, work or otherwise participate in any manner or fashion in any Competitive Business. “Competitive Business” means any business that renders any services or activities provided or commercialized by the Companies, Buyers or any of their Exhibit 2.1

EXECUTION COPY 62. Affiliates in the countries listed in Schedule 6.10 (a), except for the payroll services rendered by Chem Servicios. The Parties hereto acknowledge and agree that the foregoing covenant not to compete complies with the current guidelines of the Mexican Antitrust Commission to be enforceable under Mexican Law. (b) The non-compete obligation described in Section 6.10 (a) above shall not in any manner restrict [Shareholder A] from engaging in; (i) the manufacturing of: (A) polyurethane foam; (B) food, pharmaceutical or cosmetic grade aluminium lacquers, or (C) vitamin-pre-mixtures, or (ii) polymer reprocessing and recycling (jointly the “Excluded Products”); provided, [Shareholder A] grants to Nexeo, Inc. or any of its Affiliates the right of first refusal to be the exclusive sales channel for the Excluded Products in terms and conditions acceptable to the parties thereof. If Nexeo Inc. does not exercise such right within thirty (30) Business Days after receipt of all documentation reasonably requested thereof from [Shareholder A], then, [Shareholder A] will be entitled to commercialize the Excluded Products at his discretion; provided, however that in no event will he enter into an agreement with another party to be a sales channel for the Excluded Products on better terms and conditions than were offered to Nexeo Inc. (c) In addition, until the three (3) year anniversary of the Closing, Sellers shall not solicit or hire, directly or indirectly, any customer or prospective customer of the Companies for the purpose of engaging in a Competitive Business, nor persuade, induce or attempt, directly or indirectly, any employee of the Companies to terminate his or her employment with the Companies in order to enter into any employment relationship with, or perform services in any capacity for any Competitive Business. The foregoing shall not preclude Sellers from soliciting or hiring any person who (i) has terminated its relationship with the Companies, (ii) initiates discussions with the Sellers regarding such employment without any direct or indirect prohibited solicitation by the Sellers, or (iii) responds to a general solicitation placed by Sellers, including, without limitation, any recruitment efforts conducted by any recruitment agency, provided, Sellers have not directed such recruitment effort at such persons or any of the Companies. (d) Notwithstanding the above, due to the information that [Shareholder A] and [Shareholder D] will be provided under the Consulting Agreements and the relationship that will be established thereunder, the Parties acknowledge and agree that the duration of the non-compete and non-solicitation obligations Exhibit 2.1

EXECUTION COPY 63. described in paragraphs (a) and (c) of this Section 6.10 for such individuals will be extended, as applicable, for a time period equal to the effective duration of the respective Consulting Agreement. (e) If a Seller fails to comply with the obligations provided in this Section 6.10 Buyers shall be entitled to claim damages for losses incurred and to pursue any other right or remedy available to them under applicable Law, severally against the defaulting Seller; provided, however, that if any of [Shareholder A], [Shareholder C] or [Shareholder B] (the “Joint Obligors”) breaches any of these obligations, Buyers shall be entitled to claim damages for losses incurred and to pursue any other right or remedy available under applicable Law, jointly or severally against the Joint Obligors. Section 6.11 Additional Financial Statements. (a) Monthly Financial Statements: The Sellers agree and undertake to provide Buyers within fifteen (15) Business Days of the execution hereof or the period then ended, as applicable, unaudited financial statements consisting of the balance sheet of each of the Companies as of January 31, 2017, February 28, 2017, March 31, 2017 and for each full month completed prior to the Closing Date (except for such month immediately preceding the Closing Date) and the related statements of income, changes in net worth and cash flow for applicable month period then ended, prepared on a consistent basis with the Interim Financial Statements referred to in Section 4.5 (a) (collectively, such financial statements the “Monthly Financial Statements”). Notwithstanding the above, Sellers will be required to provide Buyers before Closing, the Monthly Financial Statements for each month completed prior to Closing Date (except for such month immediately preceding the Closing Date). (b) US GAAP Audited Financials: The Sellers agree and undertake to provide Buyers, at Buyers’ sole cost and expense, on or prior to Closing audited financial statements (the “US GAAP Financial Statements”) consisting of the balance sheet of each of the Companies for fiscal years ended December 31, 2014, December 31, 2015, and December 31, 2016, and the related statements of income, changes in net worth and cash flow for the applicable years then ended, prepared on a combined basis in Dollars and in accordance with US GAAP by Buyers Auditor. The US GAAP Financial Statements shall include all assets acquired by Buyers hereunder and shall be accompanied by an unqualified opinion from Buyers Auditor for each of the periods then ended. Exhibit 2.1

EXECUTION COPY 64. (c) US GAAP 2017 Stub Period Financials: The Sellers agree to reasonably cooperate with Buyers, at Buyers’ sole cost and expense, in connection with the preparation of the SAS 100 reviewed financial statements (the “US GAAP 2017 Stub Period Financial Statements”) consisting of the balance sheet of each of the Companies for the period beginning January 1, 2017 and ending the last day of the month prior to Closing, and the related statements of income, changes in net worth and cash flow for the period then ended, prepared on a combined basis in Dollars and in accordance with US GAAP by Buyers Auditor. (d) Global Chem Audited Financial Statements: The Sellers agree and undertake to provide Buyers on or prior to Closing audited financial statements consisting of the balance sheet of Global Chem as of December 31, 2014 and 2015, and the related statements of income, changes in net worth and cash flow for the years then ended (the “Global Chem Audited Financial Statements”), which shall be accompanied by an unqualified opinion from the applicable auditor for each of the fiscal years then ended. Section 6.12 Additional Financial Information. (a) Cooperation for Additional Financial Information: (i) In connection with this Section 6.12, Sellers also agree to reasonably cooperate with Buyers, at Buyers’ sole cost and expense, in connection with the preparation of (1) any additional interim period historical financial statements (“Additional Interim Financials”, together with the Financial Statements, the “Seller Financial Statements”) for the Companies that are required to be filed by the SEC, under securities laws applicable to Buyers and its Affiliates, including the filing by Nexeo Solutions Inc., a Delaware limited liability company (“Nexeo Inc.”), with the SEC of one or more registration statements to register any securities of Nexeo Inc. or its Affiliates under the Securities Act of 1933 (the “Securities Act”) or of any report required to be filed by Nexeo Inc. or its Affiliates under the Securities Exchange Act of 1934 (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (collectively, the “Filings”) and cause Seller´s Auditor to review Exhibit 2.1

EXECUTION COPY 65. such Additional Interim Financials pursuant to Statement of Auditing Standards 100 (Interim Financial Information) and (2) any pro forma financial statements of Buyers or its Affiliates that are derived in part from the Seller Financial Statements, within 30 (thirty) days of the Closing Date or such date as has been otherwise requested. Sellers also agree to reasonably cooperate with Buyers and its Affiliates, at their sole cost and expense, in connection with the filing of the Seller Financial Statements or Additional Interim Financial Statements in connection with any Filings. (ii) Sellers’ cooperation will include (1) full access to Sellers agents and representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by an independent auditor (such auditor together with the Sellers’ Auditor, the “Auditor”) to conduct a review of the Additional Interim Financial Statements in accordance with generally accepted auditing standards or to otherwise verify such financial statements and (2) cooperation on a timely basis with the Auditor and delivery of one or more customary representation letters from each Seller to the Auditor that are reasonably requested (A) to obtain the consent of the Auditor to be named as an expert in any Filings or (B) to obtain a comfort letter from the Auditor with respect to the Seller Financial Statements in connection with any offering of securities by Buyers or its Affiliates. (b) Expense Reimbursement: Buyers will fully reimburse the Sellers, within five (5) Business Days after demand in writing therefor, for all reasonable costs and expenses incurred by such Sellers in complying with the provisions of Section 6.12(a), Section 6.11(b) and Section 6.11(c). Section 6.13 Access to Customers and Suppliers. From the date hereof until the Closing Date, upon reasonable notice, the Sellers shall, and shall cause the Companies to, Exhibit 2.1

EXECUTION COPY 66. afford the Buyers and their representatives reasonable access to customers and suppliers to contact such customers and suppliers in accordance with the agreed upon plan set forth in Schedule 6.13 (i) of the Disclosure Schedules (the “Supplier Contact Plan”); with the understanding that customer confidential information will only be provided to the Buyers representatives listed in Schedule 6.13 (ii). Section 6.14 Tax Returns. (a) Buyers shall prepare and file all Tax Returns required to be filed by or with respect to the Companies that are required to be filed after the Closing Date (including any Tax Returns related to periods prior to the Closing Date) and may file such Tax Returns in its sole discretion. (b) To the extent any Tax Returns relate to any period prior to the Closing Date and for which the Sellers may be required to provide indemnification pursuant to Article VIII, the Buyers shall (i) timely prepare in good faith and in accordance with applicable Law and file any such Tax Returns;(ii) consult with the Sellers Representative with respect to any such Tax Returns reasonably in advance of filing; and (iii) use its commercially reasonable efforts to promptly resolve any disputes related to such Tax Returns with the Sellers; provided however that in all cases, the Buyers shall have the sole authority and discretion with respect to any such Tax Returns. In addition, with respect to such Tax Returns, the Sellers shall promptly provide the Buyers with all information in their possession that is reasonably necessary to complete any such Tax Returns or any matters relating to such Tax Returns. (c) In the case of Taxes that are payable with respect to any period on or prior to the Closing Date, the portion of any such Taxes that is attributable to the portion of the period ending on the Closing Date shall be: (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Tax period of the Company ended with (and included) the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual Exhibit 2.1

EXECUTION COPY 67. basis (including depreciation and amortization deductions) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and (ii) in the case of Taxes that are imposed on a periodic basis with respect to the assets or capital of the Company, deemed to be the amount of such Taxes for the entire period on or prior to the Closing Date (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period. Section 6.15 Sellers’ Releases and Termination. Each of the Sellers, as of the Closing, hereby releases and discharges each of the Companies and Buyer and each of their respective Affiliates, successors, and assigns (collectively, the “Buyer Released Parties”) from any and all obligations (including indemnification obligations) and Actions, known and unknown, that have accrued or may accrue and solely to the extent that such obligations relate to acts or omissions prior to the Closing Date, including any and all Losses, whether such obligations, Actions or Losses arise in tort, contract or statute, including obligations, Actions or Losses (a) arising under any of the Companies’ organizational documents, any Contract (including the right to receive any compensation or profit sharing owed to such Seller or rights under any Related Persons agreement) or Law or legal requirement, as applicable, (b) arising from or relating to such Seller’s employment or termination of employment with the Company and (c) arising from or relating to actions or omissions of any Buyer Released Party, or any acts or omissions of the directors, officers, partners, members, equity holders or employees (former or present) including those committed while serving in their capacity as directors, officers, partners, members, equity holders, employees or similar capacities of each Buyer Released Party and including in each case any and all Claims that such Seller does not know or suspect to exist in such Seller’s favor as of the Closing Date, other than rights, Actions and remedies derived Exhibit 2.1

EXECUTION COPY 68. from, related to or arising under this Agreement, any Ancillary Agreement, the Confidentiality Agreement and the Non- Solicitation Agreement, all of which are hereby expressly reserved by Sellers. Each Seller hereby waives any preferential purchase right, right of first refusal, right of first offer, buy-sell right, tag-along right, drag-along right, preemptive right, registration right or other similar right that would interfere with the consummation of the transactions contemplated hereby or any future transfers of any interest in the Companies, including all such rights arising under any provision of the organizational documents of the Companies, except for dividend payments paid in accordance with Section 6.1 (c) and Schedule 6.1 herein. Notwithstanding the foregoing, the Parties hereby expressly agree that the releases contained in this Section 6.15 shall not apply to any Actions, rights or remedies arising from the breach of any of its representations, warranties, covenants, agreements and obligations set forth in this Agreement, any Ancillary Agreement, the Confidentiality Agreement and the Non- Solicitation Agreement, including without limitation those contained in Article VIII. EXCEPT AS EXPRESSLY LIMITED IN THIS SECTION 6.15, THE RELEASES CONTAINED IN THIS SECTION 6.15 APPLY TO ALL ACTIONS, AND EACH OF THE SELLERS AGREES TO WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR OTHER JURISDICTION OF THE UNITED STATES OR OF ANY JURISDICTION OUTSIDE OF THE UNITED STATES THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH A DEBTOR. Section 6.16 Permits. The Sellers shall cause Ultrachem and Global Chem, as applicable, to file with the competent Governmental Authority within twenty (20) Business Days from the date hereof the applications to: (i) obtain all the Permits marked as missing in Schedule 4.7(b) of the Disclosure Schedules, except for the corresponding to Trebol 22 Warehouse, which obtainment will not be required due to the termination of Trebol 22 Lease as set forth in Section 6.17 below; (ii) secure approval for the assignment from Ultrachem to Global Chem of the Permit identified as requiring approval for assignment under Schedule 4.7(b) of the Disclosure Schedules, and (iii) confirm the right name of Permit holder for each of the Permits identified as Exhibit 2.1

EXECUTION COPY 69. requiring name change clarification in accordance with Schedule 4.7(b) of the Disclosure Schedules. Section 6.17 Termination of Trebol 22 Lease. The Sellers shall cause Global Chem to terminate the Trebol 22 Lease and provide Buyers a copy of the termination agreement duly signed by the parties thereof prior to Closing. In this connection, Sellers will have the following obligations: (i) clean and pack any Personal Property located within the Trebol 22 Warehouse before its relocation as set out in (iii) below; (ii) to the extent possible, keep production up and running before termination of Trebol 22 Lease to deplete the raw materials as much as possible; (iii) except as set out in (iv) below, move the referred Personal Property and any raw materials, including all electrical devices and ancillary equipment that would be needed to restart production, to Trebol 23 Warehouse; and (iv) move any finished inventory to Cedros Warehouse. All costs and expenses and liability in connection with the termination of Trebol 22 Lease, including the expenses for moving the items referred to above and any penalties for early termination will be borne exclusively by Sellers. ARTICLE VII CONDITIONS TO CLOSING Section 7.1 General Conditions. The respective obligations of the Buyers and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by either Party in its sole discretion, provided that such waiver shall only be effective as to the obligations of such Party: (a) The Parties will have obtained all material consents and approvals from Governmental Authorities necessary for the completion of the transactions contemplated by this Agreement or any Ancillary Agreement, including, to the extent required under Mexican Antitrust Law, approval from Mexican Antitrust Commission (Comisión Federal de Competencia Económica) in terms and conditions reasonably acceptable to the Parties hereto and Exhibit 2.1

EXECUTION COPY 70. written evidence thereof shall have been delivered to the Parties. (b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement. Section 7.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Sellers in their sole discretion: (a) The representations and warranties of the Buyers contained in Article V shall be true and correct in all material respects both when made and as of the Closing Date. (b) The Buyers shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. (c) The Sellers shall have received from the Buyers a certificate to the effect set forth in Sections 7.2(a) and (b), signed by a duly authorized officer thereof. (d) The Sellers shall have received a duly executed counterpart of signature of each Buyer and each other party to the Ancillary Agreements, except for the [Shareholder D] Consulting Agreement, the execution of which shall not be a condition for Closing. (e) All the guarantees granted by Sellers, any Related Person or any other Person for the benefit of the Companies set forth in Schedule 7.2 (e) of the Disclosure Schedules shall have been released. Section 7.3 Conditions to Obligations of the Buyers. Exhibit 2.1

EXECUTION COPY 71. The obligations of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Buyers in their sole discretion: (a) The representations and warranties of the Sellers contained in Article III and Article IV shall be true and correct in all material respects both when made and as of the Closing Date as though then made. (b) The third party consents and waivers required to permit the consummation of the transactions contemplated hereby set forth in Schedule 7.3(b) of the Disclosure Schedules shall have been obtained and be in full force and effect. (c) There will have occurred no event which has had a Material Adverse Effect on the businesses or assets of the Companies. (d) The Sellers shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. (e) Buyers shall have received from the Sellers a certificate to the effect set forth in Sections 7.3(a) and (d), signed by the Sellers Representative. (f) Buyers shall have received a duly executed counterpart of signature of each Seller and each other party to the Ancillary Agreements, except for the [Shareholder D] Consulting Agreement, the execution of which shall not be a condition for Closing. (g) Buyers shall have received a resignation and release letter in a form reasonably acceptable to Buyers from each director, officer and examiner of each Company, other than the Sellers. (h) Buyers shall have received from the Sellers the Financial Statements, the US GAAP Financial Statements, the Global Chem Audited Financial Statements and, as applicable, the Monthly Financial Statements. (i) Buyers shall have received to their reasonable satisfaction confirmation (either oral or in writing) that each Exhibit 2.1

EXECUTION COPY 72. of the Material Customers and Material Suppliers will continue their relationships with the Companies following the completion of the transactions contemplated by this Agreement at a same or similar level. (j) The key employees listed in Schedule 6.6(a)(i) of the Disclosure Schedules shall have agreed to continue their employment with Chem Servicios after Closing and shall have entered into the documentation referred to in Section 6.6 (a) herein. (k) A new lease agreement between the company named [Company 1] on the one hand and Ultrachem and Chem Servicios on the other hand, under which the former will lease Personal Property to the latter, shall have been entered into in form and substance satisfactory to the Parties. (l) A new lease agreement between the company named [Company 1] and Ultrachem, under which the former will lease to the latter certain warehouse located at Av. Solidaridad Iberoamericana 7599, Col. Las Pintitas El Salto, Jalisco, 45693, Mexico, shall have been entered into in form and substance satisfactory to the Parties. (m) A new agreement between [Company 2] on the one hand and Ultrachem on the other hand, under which the former will purchase from the latter certain chemical products shall have been entered into in form and substance satisfactory to the Parties. (n) Buyers shall have received from Sellers the transfer pricing studies in connection with the sale of chemical products from Ultrachem to Ultrachem Costa Rica and Ultrachem Guatemala in form and substance reasonably acceptable to Sellers. (o) Sellers or Companies shall have paid in full the fees of the advisors set forth in Schedule 4.20 and Sellers shall have provided to Buyers evidence of payment thereof. (p) Sellers shall have obtained operating licenses (licencias de funcionamiento u operación) for the Monterrey Warehouse and the Queretaro Warehouse. ARTICLE VIII INDEMNIFICATION Exhibit 2.1

EXECUTION COPY 73. Section 8.1 Survival. Subject to the limitations and other provisions of this Agreement, the respective representations and warranties of the Sellers contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years after the Closing Date; provided, that the representations and warranties in Section 3.1, Section 3.2, Section 3.3, Section 4.1, Section 4.2, Section 4.3, Section 4.19 and Section 4.20 (the “Fundamental Representations”) shall survive indefinitely and the representations and warranties in Section 4.9, Section 4.13 and Section 4.15 shall survive the Closing and shall continue in effect until 90 (ninety) days past the expiration of the applicable statute of limitations. All covenants and agreements of the Sellers contained herein shall survive the Closing in accordance with their respective terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from Buyers to the Sellers prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. Section 8.2 Indemnification by the Sellers. (a) Subject to Section 8.4 hereof, the Sellers, jointly and severally, shall indemnify and defend each Buyer and each Buyer’s Affiliates and their respective directors, officers, employees and managers (collectively, the “Buyers Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all actual direct losses and damages (daños y perjuicios) (except for any incidental or indirect, exemplary, special or punitive damages), liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ and/or advisor fees and the cost of enforcing any right to indemnification hereunder (“Losses”) incurred or sustained by, or imposed upon, the Buyers Indemnified Parties based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of any Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Sellers pursuant to this Agreement; Exhibit 2.1

EXECUTION COPY 74. (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Sellers pursuant to this Agreement or any certificate or instrument delivered by or on behalf of the Sellers pursuant to this Agreement; (iii) any claim or Action in connection with title, ownership or any other right of any Seller to the Equity Interests or Ultrachem Costa Rica Equity Interests or Ultrachem Guatemala Shares from any family member or third party; (iv) any claim related to or deriving form a Related Person Contract relating to the periods ending on or prior to the Closing Date; (v) all undisclosed liabilities for Taxes of any kind or nature related to the Companies for all Tax periods (or portions thereof) ending on or prior to the Closing Date, notwithstanding Tax Returns have been filed by Buyers hereunder, unless exclusively attributable to negligence, error or omission of Buyers; (vi) all undisclosed employee liabilities, including any liabilities under any employee benefit plans or arrangements of any nature, employment agreements, payroll practices, collective bargaining agreements, or any employee health and safety laws or employment practices laws relating to the periods ending on or prior to the Closing Date; (vii) all undisclosed liabilities or claims resulting from or arising out of the business, operations, properties, assets, Taxes or obligations of the Companies, existing or arising on or prior to the Closing Date, and (viii) the Companies having conducted the business on or prior to the Closing Date without all necessary regulatory consents, licenses, or approvals or otherwise not in full compliance with all legal obligations, including any reasonable and documented cost or expense incurred by the Company in connection with obtaining any such necessary regulatory consents, licenses, or approvals. Exhibit 2.1

EXECUTION COPY 75. (b) For purposes of this Section 8.2, any inaccuracy in or breach of any representation or warranty made by the Sellers in this Agreement shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation and warranty. (c) For the avoidance of doubt, subject to Sections 8.1 and 8.4 hereof, Seller’s obligations pursuant to Section 8.2 (a) shall (i) not expire in connection with the Fundamental Representations, (ii) expire 90 (ninety) days past the expiration of the applicable statute of limitations with respect to the representations and warranties contained in Section 4.9, Section 4.13 and Section 4.15 hereof, and (iii) expire two (2) years after the Closing Date for all other Seller’s representations and warranties; provided, however, that there shall be no duplication of recovery from Buyers Indemnified Parties under this Section 8.2 and Section 8.3. Section 8.3 Specified Items Indemnity. The Sellers jointly and severally, shall indemnify and defend each Buyer Indemnified Party against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Parties which are based upon, arising out of, with respect to or by reason of solely and exclusively any of the matters described on Schedule 8.3 of the Disclosure Schedules, inclusive of any expenses associated with such liabilities (i.e., reasonable consultant or advisor costs, penalties, interest and settlement amounts). For the avoidance of doubt, notwithstanding any term or provision set forth in this Agreement to the contrary, each Seller’s obligations pursuant to this Section 8.3 shall continue in effect until 90 (ninety) days past the expiration of the statute of limitations date applicable to the each of the matters subject to this Specified Items Indemnity as identified in Schedule 8.3, shall not be subject to the limitations set forth in Section 8.4 and shall be in addition to any indemnification provision under Section 8.2; provided however, that there shall be no duplication of recovery from Buyers Indemnified Parties under this Section 8.3 and Section 8.2. Section 8.4 Limits on Indemnification. Exhibit 2.1

EXECUTION COPY 76. (a) No monetary amount shall be payable to the Buyers with respect to any claim for indemnification pursuant to Article VIII (other than claims of fraud or claims with respect to the Fundamental Representations or under the Specified Items Indemnity set forth in Section 8.3 hereinabove or other specific indemnities set forth in Section 8.2(a)(iii), Section 8.2(a)(iv), Section 8.2(a)(v) and Section 8.2(a)(viii), with respect to which all Losses in connection therewith shall be recoverable from the first dollar but shall not be counted in determining whether the Basket Amount (as defined below) has been exceeded) until the aggregate amount of Losses actually incurred by the Buyers with respect to all such claims exceeds U.S. $500,000.00 (five hundred thousand 00/100 Dollars) in the aggregate (the “Basket Amount”), in which event the Buyers shall be indemnified in full for all Losses, including the Basket Amount. (b) The maximum aggregate amount of the Sellers indemnification obligations under Section 8.2(a) (other than for claims or Losses resulting from or with respect to (i) fraud; (ii) breaches of the Fundamental Representations; (iii) the Specified Items Indemnity set out in Section 8.3 or other specific indemnities set forth in Section 8.2(a)(iii), Section 8.2(a)(iv), Section 8.2(a)(v) and Section 8.2(a)(viii), for which there shall be no indemnification cap) shall not exceed an amount equal to 50% (fifty percent) of the Purchase Price (the “Cap”). Section 8.5 Indemnities of the Buyers. a) The Buyers, jointly and severally, shall indemnify and defend each Seller and each Seller’s Affiliates and their respective directors, officers, employees, managers and Seller Representative (collectively, the “Sellers Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Sellers Indemnified Parties based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of any Buyer contained in this Agreement or in any certificate Exhibit 2.1

EXECUTION COPY 77. or instrument delivered by or on behalf of the Buyers pursuant to this Agreement; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Buyers pursuant to this Agreement or any certificate or instrument delivered by or on behalf of the Buyers pursuant to this Agreement; b) Notwithstanding anything to the contrary in this Agreement in no event shall any of the Seller Indemnified Parties be permitted to make any claim under this Section 8.5 unless such claim is first made on or prior to the second anniversary of the Closing Date, provided however, that the time limitation of indemnification obligations of Buyers hereunder, will not preclude Sellers in any manner to bring any claim under the Escrow Agreement in connection with the Specified Escrow Amount or the Transaction Escrow Amount thereunder. Section 8.6 Procedures, Payment, Tax Treatment and Effects of Investigation. (a) If any Party (the “Indemnified Party”) receives notice of the assertion or commencement of any Action made or brought against such Indemnified Party with respect to which the other Party (the “Indemnifying Party”) is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The delay or failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of their indemnification obligations, except and only to the extent the Indemnifying Party is unable to adequately and timely prepare a defense for such Action or forfeits rights or defenses by reason of such delay or failure. Such notice by the Indemnified Party shall describe the claim in reasonable detail. (b) The Indemnified Party shall direct, control and settle any defense related to any claim in its sole discretion, using reputable counsel that adequately represents the Indemnified Party without any conflicts of interest in connection with the specific claim, with the understanding that the fact that such counsel represents or has represented the Indemnified Party or any of its Affiliates, in connection with this Agreement or any other matter, will not give rise to a conflict of interest for purposes of this Section, provided however that: (i) the Indemnified Party agrees to consult with the Indemnifying Party to the extent reasonably practicable; (ii) Indemnified Party Exhibit 2.1

EXECUTION COPY 78. shall not consent to or enter into any compromise or settlement that involves monetary damages payable by the Indemnifying Party without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; and (iii) the Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, obtain counsel with respect to any claim at the Indemnifying Party´s expense, with the understanding that the Indemnified Part shall keep direction and control of the defense. (c) The Indemnified Party agrees to diligently prosecute the defense of such claim. Subject to Section 8.6(b), the Indemnified Party may pay, compromise, defend such claim and seek indemnification for any and all Losses based upon, arising from or relating to such claim. The fees and disbursements of any counsel or advisors related to any such claim shall be at the expense of the Indemnifying Party, provided that the Indemnified Party shall use its commercially reasonably efforts to utilize counsel and advisors as may be appropriate for the pending matter and the value of such claim. (d) Notwithstanding any other provision of this Agreement, the Indemnified Party may, at its sole discretion, permit the Indemnifying Party to direct and control the defense of any such claim at the Indemnifying Party’s expense and by Indemnifying Party’s own reputable counsel that adequately represents the Indemnified Party without conflict of interest and whose fees shall be borne by the Indemnifying Party and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party has assumed the defense of any claim as provided herein, the Indemnifying Party shall not consent to, or enter into, any compromise or settlement of which settlement (i) commits the Indemnified Party to take, or to forbear to take, any action or (ii) does not provide for a full and complete written release by such third party of the Indemnified Party, or consent to the entry of any judgment that does not relate solely to monetary damages arising from, any such claim or action by a third party without the Indemnified Party’s prior written consent, which consent shall not be unreasonably denied, delayed or withheld. (e) The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, guarantees (with the understanding that the Indemnifying Party shall be solely responsible for obtaining such guarantees and payment of the expenses thereof), trial, compromise, settlement or discharge of any claim in respect of Exhibit 2.1

EXECUTION COPY 79. which indemnity is sought pursuant to this including, but not limited to, by providing the other Party with reasonable access to employees and officers (including as witnesses) and other information at the Indemnifying Party’s expense. So long as the Indemnifying Party is in good faith defending such claim or Action, the Indemnified Party shall not compromise or settle such claim without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably delayed or withheld. (f) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy their obligations within five (5) Business Days of such agreement or final, non- appealable adjudication by wire transfer of immediately available funds provided that if the Sellers are the Indemnifying Party, the Loss shall be paid out of the Transaction Escrow Amount or the Specified Escrow Amount, as applicable, and if the amount of the Loss exceeds the referred Transaction Escrow Amount or the Specified Escrow Amount, as applicable, then Sellers shall pay the remaining amount to Buyers, subject to Section 8.4 hereof. (g) All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law. (h) The representations, warranties and covenants of the Sellers and the Buyers Indemnified Parties’ right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Buyers Indemnified Parties or by reason of the fact that the Buyers Indemnified Parties knew or should have known that any such representation or warranty is, was or might be inaccurate, as the case may be. ARTICLE IX TERMINATION Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of Buyers and Sellers; Exhibit 2.1

EXECUTION COPY 80. (b) (i) by Sellers, if either Buyer breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach or failure to perform or (ii) by Buyers, if either Seller breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach or failure to perform; (c) by the Sellers or Buyers if the Closing shall not have occurred by July 15, 2017 (the “Termination Date”); except if the prior approval of Mexican Antitrust Commission is required for Closing, case in which, the Termination Date shall be extended to November 15, 2017, with the understanding that in that case, Closing shall take place on the first Business Day of the calendar month immediately following the calendar month in which the Mexican Antitrust Commission approval has been obtained in terms and conditions reasonably acceptable to the Parties hereto; provided, that the right to terminate this Agreement under this Section 9.1(c) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date; or (d) by the Sellers or Buyers in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement. The Party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to the other Party. Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except (a) for the provisions of Sections 4.20 and 5.4 relating to broker’s fees and finder’s fees, Section 5.5 relating to Buyers’ obligations under the Non-Solicitation Agreement, Section 6.7 Exhibit 2.1

EXECUTION COPY 81. relating to confidentiality, Section 6.9 relating to public announcements, Section 10.2 relating to fees and expenses, Section 10.5 relating to notices, Section 10.8 relating to governing law, Section 10.10 relating to submission to arbitration and this Section 9.2 and (b) that nothing herein shall relieve either Party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement. ARTICLE X GENERAL PROVISIONS Section 10.1 Transfer Taxes. The Sellers shall be responsible for the payment of all Taxes and governmental fees of whatever kind or nature whatsoever in connection with the Sellers’ transfer of the Shares to Buyers pursuant to this Agreement, except for filing fee to Mexican Antitrust Commission, which will be paid by Buyers. If required under applicable Law, Buyers will be obliged to withhold Taxes on the Purchase Price. If no withholding is required to be made by Buyers, Sellers will provide a copy of the statutory report issued by the Sellers’ tax advisor for the Companies’ files in addition to proof of the income tax due and paid to Mexican tax authorities as a result of the sale of the Equity Interests (i.e., the Tax on the gain realized by the Sellers) within forty five (45) Business Days from Closing Date and payment of any Net Adjustment Amount, if any. Section 10.2 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other. The Parties agree that the Buyers (as a group) and the Sellers (as a group) shall split the expenses of the Escrow Agent. Section 10.3 Amendment and Modification. Exhibit 2.1

EXECUTION COPY 82. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party. Section 10.4 Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail in portable document format (.pdf), provided written confirmation of receipt is received promptly after such delivery and such email is followed by personal delivery of such notice or a delivery by a next-day service provider is made, or (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice: (a) if to the Sellers, Seller Representative or (prior to the Closing) the Companies, to: [Sellers Representative] [**] [**] [**] Ciudad de México México E-mail: [**] With copy to (without constituting notice): Exhibit 2.1

EXECUTION COPY 83. Lic. [Shareholder A] [**] [**] [**] México E-mail: [**] (b) if to the Buyers or (following the Closing) the Companies, to: Nexeo Solutions, LLC 3 Waterway Square Place, Suite 1000 The Woodlands, Texas 77380 USA Attention: Chief Legal Officer E-mail: legal@nexeosolutions.com With copy to (without constituting notice): Nexeo Solutions Mexico SRL Avenida Santa Fe #170 Suite 3-4-14 Lomas de Santa Fe Alvaro Obregón Ciudad de México 01210 Mexico Attention: Chief Legal Officer E-mail: legal@nexeosolutions.com And Kuri Breña, Sánchez Ugarte y Aznar, S.C. Prol. Paseo de la Reforma 1015 Torre B Piso 8 Col. Desarrollo Santa Fe 01376 Ciudad de México, Mexico Section 10.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements, the Confidentiality Agreement and the Non-Solicitation Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof, including the letter of intent dated September 16, 2016 by and among Nexeo LLC and Ultrachem, Global Chem and Chem Servicios (the “Letter of Intent”). Neither this Agreement nor any Ancillary Agreement Exhibit 2.1

EXECUTION COPY 84. shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective heirs, successors and permitted assigns any legal right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except with respect to the provisions of Article VIII, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof. Section 10.8 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the federal laws of Mexico, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles. Section 10.9 Discussion. Except as provided in Section 2.3 herein, the Parties shall use their best efforts to resolve any Dispute among them promptly and amicably and without resort to any legal process, unless any of the Parties lose its rights, within sixty (60) days, after a Party has delivered the other Party a written request for such negotiation stating specifically the nature of the Dispute (the “Discussion Period”). Upon receipt of such request, representatives of Buyers and Sellers Representative shall promptly meet in good faith to discuss the Dispute. If the Parties do not resolve the Dispute during the Discussion Period, any such Party may commence arbitration proceedings as provided below; provided, however, that if the Parties have failed to make meaningful progress towards settling the Dispute within thirty (30) days after the date of the receipt of the Exhibit 2.1

EXECUTION COPY 85. request, then, any of the Parties will be entitled to terminate the Discussion Period early upon written notice to the other and submit the Dispute to arbitration under Section 10.10 below. Section 10.10 Arbitration (a) Any Dispute between the Parties hereto that arises out of or relates to this Agreement or the Ancillary Agreements, shall be finally resolved as provided in this Section 10.10; provided, however, that; (i) any Dispute under Section 2.3 shall not be subject to the arbitration set forth in this Section 10.10, as specific procedures are specified in Section 2.3 to resolve such Dispute, and (ii) by agreeing to arbitration, the Parties do not intend to deprive any court of competent jurisdiction of its ability to issue any form of provisional remedy, including but not limited to a preliminary injunction or attachment in aid of the arbitration, or order any interim or conservatory measure or from enforcing the terms of any legal or equitable arbitration award, including any award for specific performance. A request for such provisional remedy or interim or conservatory measure by a Party to a court shall not be deemed a waiver of the agreement to arbitration as set out herein. (b) Arbitration. If the Parties are unable to resolve any Dispute arising under this Agreement as provided in Section 10.9 herein, then such Dispute shall be submitted to mandatory and binding arbitration at the election of any Party (the “Disputing Party”) pursuant to the following conditions: (i) Procedures. Any arbitration under this Section 10.10(b) shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as they may be amended from time to time (the “AAA Rules”), except as expressly provided in this Section 10.10. The Parties also agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to the proceedings. The law of the arbitration shall be the Federal Arbitration Act, 9 U.S.C. §1-16 to the exclusion of state laws inconsistent therewith. The arbitrator(s) shall be selected pursuant to the procedures set forth in Section 10.10(b)(iii) or (b)(iv) below (the “Arbitrator(s)”). In resolving the substance of the Dispute, the Arbitrator(s) shall apply substantive Federal Mexican Law. Exhibit 2.1

EXECUTION COPY 86. (ii) Initiation of Arbitration. The Disputing Party shall notify the other Parties that it is submitting the Dispute to final and binding arbitration to be conducted privately and confidentially in accordance with the terms of this Section 10.10 and shall initiate the Arbitration by the process set forth in the AAA Rules. (iii) Selection of Arbitrator(s). A. If the stated amount of claim is less than U.S. $3,000,000.00 (three Million Dollars) or if the stated claim shall seek declaratory or injunctive relief or specific performance, such Dispute shall be resolved by a single Arbitrator mutually acceptable to the Parties. If Buyer and the Sellers are unable to agree upon a mutually acceptable Arbitrator within 30 (thirty) days of the submission of the Dispute to arbitration, then such Arbitrator shall be appointed in accordance with the AAA Rules. B. If the amount in dispute is U.S.$3,000,000 (three Million Dollars) or more (including by way of claim or counterclaim), within 30 (thirty) days after the initiation of the arbitration procedure, Buyers, on the one hand, and the Sellers, on the other hand, shall each nominate one (1) Arbitrator. If any Party fails or refuses to timely nominate an Arbitrator, such Arbitrator shall be appointed in accordance with the AAA Rules. Upon selection of the 2 (two) Arbitrators by the Parties or otherwise, the 2 (two) shall select a third Arbitrator within 15 (fifteen) days after their appointment, failing agreement on which such third Arbitrator shall be appointed in accordance with the AAA Rules. The Arbitrators, acting by majority vote, shall resolve all Disputes between the Parties. If one of the Party-appointed Arbitrators refuses to participate in the proceedings or refuses to vote, the unanimous decision of the other 2 (two) Arbitrators shall be binding. (iv) Replacement of Arbitrator. Should any Arbitrator refuse or be unable to proceed with arbitration Exhibit 2.1

EXECUTION COPY 87. proceedings as called for by this Section 10.10(b), such Arbitrator shall be replaced in the same manner by which he or she was appointed (e.g., if a Party appointed the departing Arbitrator, that Party would appoint his or her replacement, and if the two Party-appointed Arbitrators appointed the departing Arbitrator, then they would appoint his or her replacement). (v) Place of Arbitration. The place of arbitration shall be Houston, Texas, USA. The Arbitrators shall determine the dates and times when hearings shall be held taking into account the convenience of the Parties, the witnesses and the location of the evidence to be presented at the particular hearing. Any action to enforce the terms of this arbitration clause or to enforce and enter judgment upon an arbitration award may be brought in any court of competent jurisdiction. With regards to any action to enforce the terms of this arbitration clause or to enforce and enter judgment upon an arbitration award, each of the Parties (A) consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding, (B) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (C) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (D) will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 10.5 will be deemed effective service of process on such Party. The parties acknowledge and failure to appear in connection with any arbitration may be deemed to be an action not in good faith. Exhibit 2.1

EXECUTION COPY 88. (vi) Conduct of Arbitration. Consistent with the expedited nature of arbitration, each Party will, upon the written request of any other Party, promptly provide the other Party with copies of documents on which the producing Party may rely on in support of or in opposition to any claim or defense. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the Arbitrator(s), which determination shall be conclusive. At the request of a Party, the Arbitrator(s) shall have the discretion to order examination by deposition of witnesses to the extent the Arbitrator(s) deem such additional discovery relevant and appropriate. The Arbitrator(s) shall have the authority to impose appropriate sanctions, including an award of reasonable attorneys’ fees, against any Party that fails to cooperate in good faith in discovery permitted by this Section 10.10(b)(vi) or ordered by the Arbitrator(s). Unless otherwise agreed by the Parties, the arbitration hearing shall be conducted on consecutive days. There shall be no transcript of the arbitration hearing. The Arbitrator(s) must give effect to legal privileges including the attorney-client privilege and work- product immunity. (vii) Arbitration Award. The Arbitrator(s) shall render a binding decision within 20 (twenty) days following the closing of the hearing . The award of the Arbitrator(s) shall be reasoned and in writing unless the Parties otherwise agree. The Arbitrator(s) must certify in the award that such award conforms to the terms and conditions set forth in this Agreement. (viii) Conclusive and Binding Nature of the Arbitration Award. The arbitration award shall be reasoned, conclusive, final, non-appealable and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction. (ix) Time of the Essence. The Arbitrator(s) shall be instructed that time is of the essence in the arbitration proceeding, and that the Arbitrator(s) shall have the right and authority to issue reasonable monetary sanctions against any Party if, upon a showing of good cause, that Party Exhibit 2.1

EXECUTION COPY 89. is unreasonably delaying the proceeding. The amount of such sanction shall be related to the additional harm, if any, caused by the delay. (x) Expenses. The Arbitrator(s) shall have the authority to assess the costs and expenses of the arbitration proceeding (including the Arbitrator(s)’ fees and expenses) against any or all of the Parties. The Arbitrator(s) shall also have the authority to award attorneys’ fees and expenses to the prevailing Party. (c) Confidentiality. To the fullest extent permitted by Law, the arbitration proceedings and award shall be maintained in confidence by the Parties. (d) Severability. The provisions of this Section 10.10 are independent of the remaining provisions of this Agreement and the Parties intend that the provisions of this Section 10.10 will continue in effect even though one or more provisions of this Agreement (including, for the avoidance of doubt, any provision of this Section 10.10) may be determined to be invalid or unenforceable by a court of competent jurisdiction. This agreement to arbitrate will also survive the termination or expiration of this Agreement. (e) Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Notwithstanding anything to the foregoing in this Agreement, in the event of a breach or threatened breach by any Party this Agreement, including Section 4.12 of this Agreement, the Parties shall be entitled to immediate injunctive relief, and any Party hereto shall be entitled to seek specific performance against any other Party hereto pursuant to this Section 10.10(e). Section 10.11 SectAssignment; Successors Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either Party without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be Exhibit 2.1

EXECUTION COPY 90. enforceable by, the Parties and their respective heirs, successors and assigns. Section 10.12 Currency The conversion of any amounts expressed in Mexican Pesos to U.S. Dollars with respect to the calculation of the amount of the Net Adjustment Amount in accordance with Section 2.3 and the Estimated or Closing Net Working Capital, Estimated or Closing Indebtedness and Estimated or Closing Cash pursuant to Section 2.3, shall be calculated applying the Exchange Rate in effect on the date that it may correspond. Section 10.13 Severability Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Section 10.14 Counterparts This Agreement may be executed in two or more counterparts, including through portable document format (.pdf), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Section 10.15 Time of Essence Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement. Exhibit 2.1

EXECUTION COPY 91. Section 10.16 No Presumption Against Drafting Party Each of the Buyers and the Sellers acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. Section 10.17 Sellers’ Representative (a) Each Seller, by executing this Agreement, irrevocably constitutes and appoints [Sellers Representative] as the Seller Representative and his successors, acting as hereinafter provided, as such Seller’s attorney-in-fact and agent in name, place and stead in connection with the authority granted to such Seller Representative pursuant to this Section 10.17, and acknowledges that such appointment is coupled with an interest. Each Seller has executed and delivered a limited durable power of attorney in the form of Annex A to this Agreement granting to the Seller Representative the powers set forth in this Section 10.17. By executing this Agreement under the heading Seller Representative, the Seller Representative hereby (i) accepts his appointment and authorization to act as Seller Representative as attorney-in-fact and agent on behalf of the Sellers in accordance with the terms of this Agreement, and (ii) agrees to perform his obligations under, and otherwise comply with, this Section 10.17. (b) Each Seller by such appointment (i) authorizes the Seller Representative subsequent to the date hereof (A) to give and receive notices and communications to or from Buyer relating to this Agreement; (B) to act on such Seller’s behalf with respect to any and all matters affecting such Seller hereunder, including under Article II, Article VII, Article VIII, Article IX and Article X, including giving and receiving all notices and communications to be given or received with respect to any such matters, (C) to deliver, and object any amounts reflected in, the Preliminary Closing Statement and the Final Closing Statement, (D) to authorize deliveries to Buyer of cash in satisfaction of claims for indemnification pursuant to Article VIII; (E) to initiate or to refrain from initiating, or to dispute or to refrain from disputing, any indemnity or other claim under this Agreement; (F) to negotiate, compromise and resolve any Dispute that may arise under this Agreement; (G) to exercise or refrain from exercising remedies available under Exhibit 2.1

EXECUTION COPY 92. this Agreement and to sign any release or other document with respect to such Dispute or remedy; (H) to execute the Escrow Agreement and to take any and all actions in connection thereof; (I) to consent or agree to any amendment to this Agreement; and (J) to take all actions necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Seller, and (ii) agrees to be bound by all agreements and determinations made by and documents executed and delivered by the Seller Representative pursuant to the authority granted to the Seller Representative hereunder. (c) Each Seller by the execution of this Agreement expressly acknowledges and agrees that (i) the Seller Representative is authorized to act on its behalf, notwithstanding any dispute or disagreement between any Seller and the Seller Representative, and (ii) each Buyer and each Buyer Released Party and any other Person shall be entitled to solely interact with, and rely on any and all actions taken by, the Seller Representative under this Agreement without any liability to, or obligation to inquire of, any of the Sellers. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Seller Representative that is within the scope of the Seller Representative’s authority under this Section 10.17 shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Sellers and shall be final, binding and conclusive upon each such Seller. Each Buyer and any other Person shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Seller. (d) The Sellers shall jointly and severally indemnify and defend the Seller Representative and hold the Seller Representative harmless from and against any Losses incurred or sustained by, or imposed upon the Seller Representative and arising out of or in connection with any act or omission by the Seller Representative relating to the services to be performed pursuant to the Seller Representative’s appointment. This right of indemnification will survive the termination of this Exhibit 2.1

EXECUTION COPY 93. Agreement. Any Person dealing with the Seller Representative is entitled to rely on the actions taken by, and consents and approvals given by, the Seller Representative without the need for further investigation. A Person shall be entitled to rely on the Seller Representative’s actions, consents and approvals notwithstanding any knowledge of the relying Person. No Person shall have any liability for relying on the Seller Representative in the foregoing manner. (e) The Seller Representative shall have the authority, in its sole and absolute discretion, to incur out-of-pocket fees, costs and expenses in connection with the performance of the Seller Representative’s duties pursuant to this Section 10.17, including reasonable fees and expenses of legal counsel, accountants, investment bankers or other advisors. The Sellers shall be jointly and severally responsible for reimbursing the Seller Representative for such out-of-pocket fees, costs and expenses. (f) The authorizations of the Seller Representative shall be effective and may not be cancelled or suspended by any Seller until all of the Sellers’ rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Sellers and Buyers under this Agreement. (g) If the Seller Representative becomes unable (due to illness or incapacity) to serve as the Seller Representative, Sellers shall hereby appoint [Shareholder A] to serve as the Seller Representative. And if such replacement becomes unable (due to illness or incapacity) to serve as the Seller Representative, then the Sellers shall appoint another Seller to act as the Seller Representative by a majority vote of the Sellers, based on their respective Pro Rata Share, within thirty (30) calendar days. Section 10.18 Good Faith. Each of the Parties agrees to negotiate and act in good faith to consummate the transactions and perform their obligations outlined in this Agreement. Section 10.19 Annexes, Exhibits and Schedules; Disclosure. a) All Annexes, Exhibits and Schedules attached hereto, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the Exhibit 2.1

EXECUTION COPY 94. Annexes, Exhibits and Schedules, but not otherwise defined therein, will have the respective meanings assigned to such terms in this Agreement. (b) The following is the list of Annexes, Exhibits and Disclosures of this Agreement: Annexes Annex “A” Powers of Attorney Exhibits Exhibit “A” Form of Consulting Agreements Exhibit “B” Form of Partners Resolutions Exhibit “C” Form of Escrow Agreement Exhibit “D” Form of Seller Resignation and Release Exhibit “E” Form of Seller Employment Agreements Schedules Schedule 1.1(a) Knowledge of the Sellers Schedule 2.1 Proportion of Equity Interests Acquired Schedule 2.2(b)(i) Seller’s Pro Rata Share Schedule 2.2(c)(vii) Payoff Letters Schedule 2.3(a) Agreed Accounting Principles Schedule 3.2(a)(iii) Required Consents Schedule 4.3(a) Equity Interests or Shares of the Companies Schedule 4.4 Subsidiaries Schedule 4.5(b) Other Liabilities Schedule 4.5(c) Lost Documents and Records Schedule 4.6 Certain Changes or Events Schedule 4.7(a) Compliance with Law Schedule 4.7(b) Permits Schedule 4.8(a) Pending Actions Schedule 4.8(c) Settlement Agreements Schedule 4.9(a) Employees and Consultants Schedule 4.9(b) Employment and Consulting Agreements Schedule 4.9(c) Form of Employment Agreement Schedule 4.9(d) Unions Schedule 4.9(g) Employee Plans Schedule 4.10 Personal Property Schedule 4.11 Leased Real Property Schedule 4.12(a) Intellectual Property Schedule 4.13(d) Intercompany Transactions Schedule 4.14(a) Material Contracts Exhibit 2.1

EXECUTION COPY 95. Schedule 4.14(b) Consents to Material Contracts Schedule 4.15 Environmental Permits Schedule 4.16 Accounts Receivable Schedule 4.17(a) Material Customers, Suppliers and Vendors Schedule 4.17(b) Changes of Material Customers, Suppliers or Vendors Schedule 4.17(c) Terms and Conditions, Standard Purchase Order and Standard Sale Terms and Conditions Schedule 4.18(a) Insurance Policies Schedule 4.19(a) Related Persons Schedule 4.19(b) Seller’s Actions Schedule 4.20 Seller’s Advisors Schedule 4.21(e) Sales to Customers Outside Mexico and the United States Schedule 4.23 Inventory Schedule 4.24(a) Products Schedule 4.24(c) Warranty Claims Schedule 4.25 Bank Accounts Schedule 4.26 Powers of Attorney Schedule 6.1 Conduct of Business Prior to Closing Schedule 6.4 Intercompany Arrangements Schedule 6.6(a)(i) Key Employees Schedule 6.6(a)(ii) Non-competition, Non-Solicitation [and Confidentiality] Provisions Schedule 6.6(b) Access to Employees Schedule 6.10(a) Countries of Operations Schedule 6.13(i) Supplier Contact Plan Schedule 6.13(ii) Buyer’s Representatives Accessing Confidential Information of Companies’ Customers Schedule 7.2(e) Guarantees to be Released Schedule 7.3 Consents and Waivers Schedule 8.3 Matters Subject to the Specified Items Indemnity [The remainder of this page is intentionally left blank. Signature pages to follow.] Exhibit 2.1

EXECUTION COPY [Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, the Sellers, the Buyers and the Seller Representative have caused this Stock Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. NEXEO SOLUTIONS, LLC By: /s/ Michael B. Farnell, Jr. Name: Michael B. Farnell, Jr. Title: Executive Vice President and Chief Administrative Officer NEXEO SOLUTIONS MEXICO HOLDINGS, LLC. By: /s/ Ross Crane Name: Ross Crane Title: Executive Vice President and Chief Financial Officer Exhibit 2.1

EXECUTION COPY [Signature Page to Stock Purchase Agreement] _____/s/ Shareholder A________ [SHAREHOLDER A] ______ /s/ Shareholder B________ [SHAREHOLDER B] _______/s/ Shareholder C_______ [SHAREHOLDER C] ______/s/ Shareholder D________ [SHAREHOLDER D] _____/s/ Wife 2____ [WIFE 2] ____/s/ Shareholder E__________ [SHAREHOLDER E] ______/s/ Wife 1__ [WIFE 1] ________/s/ Shareholder F_______ [SHAREHOLDER F] _______/s/ Shareholder G_______ [SHAREHOLDER G] ________/s/ Sellers Representative__________ [SELLERS REPRESENTATIVE] Exhibit 2.1

ANNEX A POWER OF ATTORNEY TO BE GRANTED BY SELLERS BEFORE A MEXICAN NOTARY PUBLIC [PREAMBLE TO BE INSERTED BY NOTARY PUBLIC] Exhibit 2.1

Special Power of Attorney Messrs. [Shareholder A], [Shareholder B], [Shareholder C], [Shareholder D], with his wife´s consent Mrs. [Wife 2], [Shareholder E], with his wife´s consent Mrs. [Wife 1], [Shareholder F] and [Shareholder G] (jointly the “Grantors”), grant in favor of Mr. [Sellers Representative] (the “Attorney- in-Fact”), a special power of attorney as broad an ample as required under the law so that the latter may, in their name and behalf: a) give and receive any notices and communications relating to this Agreement (as defined below); b) act on their behalf with respect to any and all matters affecting such Grantors under the Agreement, including without limitation, pursuant to Articles II, VII, VIII, IX and X of the Agreement, including the delivery and receipt of any notices and communications that must be given or received in connection with any such matters; c) deliver and object any amounts reflected in the Preliminary Closing Statement and in the Final Closing Statement; d) authorize deliveries to Buyers (as such term defined below) of cash in satisfaction of claims for indemnification pursuant to Article VIII of the Agreement; e) initiate or to refrain from initiating, or dispute or refrain from disputing, any Poder especial Los señores [Shareholder A], [Shareholder B], [Shareholder C], [Shareholder D], con el consentimiento de su esposa la señora [Wife 2], [Shareholder E], con el consentimiento de su esposa la señora [Wife 1], [Shareholder F] y [Shareholder G] (conjuntamente los “Otorgantes”), otorgan en favor del señor [Sellers Representative] (el “Apoderado”), un poder especial pero tan amplio como en derecho sea necesario para que éste último, en su nombre y representación: a) entregue y reciba cualquier comunicación y notificación relacionada con el Contrato (según dicho término se define más adelante); b) actué en su nombre y representación en relación con cualquiera de los asuntos que afecten a dichos Otorgantes conforme al Contrato, incluyendo, sin limitación, conforme a los Artículos II, VII, VIII, IX y X del Contrato, incluyendo la entrega y recepción de cualesquier avisos y notificaciones que deben darse o recibirse en relación con cualquiera de dichos asuntos; c) entregar y objetar cualesquier cantidades reflejadas en la Declaración de Cierre Preliminar (Preliminary Closing Statement) y la Declaración de Cierre Final (Final Closing Statement); d) autorizar la entrega de dinero a los Compradores (según dicho término se define más adelante) para cumplir con cualesquier reclamaciones por indemnización de conformidad con el Artículo VIII del Contrato; e) iniciar o abstenerse de iniciar, o disputar o abstenerse de disputar cualquier Exhibit 2.1

2. indemnity or other claim under the Agreement; f) negotiate, compromise and resolve any Dispute that may arise under the Agreement; g) exercise or refrain from exercising remedies available to Grantors under the Agreement and sign any release or other document with respect to such Dispute or remedy; h) agree to and sign the Escrow Agreement and to take any and all actions in connection thereto; i) agree to and sign any amendment agreement of the Agreement; j) take all actions necessary, convenient or appropriate in his judgment for the accomplishment of the foregoing and, in general, to comply with his duties as Seller Representative under the Agreement, in each case without having to seek or obtain the consent of any Grantor; and k) incur in any out-of-pocket costs and expenses in connection with the performance of his duties hereunder and under the Agreement, including reasonable fees and expenses of legal counsel, accountants, investment bankers or other advisors. For the performance of his authority hereunder, the Attorney-in-Fact shall have all the powers provided for in the first three paragraphs of article 2554 of the Federal Civil Code of the United Mexican States and the corresponding articles of the Civil Codes for the States and of Mexico City, reclamación por indemnización u otra reclamación conforme al Contrato; f) negociar, acordar, transigir y resolver cualquier Disputa que pueda surgir conforme al Contrato; g) ejercer o abstenerse de ejercer cualesquier recursos disponibles a los Otorgantes conforme al Contrato y firmar cualquier liberación u otro documento con respecto a cualquier Disputa o recurso; h) acordar y firmar el Convenio de Depósito Condicionado (Escrow Agreement) y llevar a cabo cualesquier acciones en relación con el mismo; i) acordar y firmar cualquier convenio modificatorio al Contrato; j) tomar y llevar a cabo cualesquier acciones que fueren necesarias, convenientes o apropiadas a juicio del Apoderado para el cumplimiento de lo anterior y, en general, para cumplir sus funciones como Representante de los Vendedores (Sellers Representative) de acuerdo con lo establecido en el Contrato, sin tener que solicitar ni obtener el consentimiento de cualquier Otorgante; y k) incurrir en cualesquier costos y gastos relacionados con el desempeño de sus funciones conforme al presente poder y el Contrato, incluyendo honorarios y gastos razonables de abogados, contadores, consultores financieros u otros asesores. Dentro de la especialidad de este poder, el Apoderado tendrá todas las facultades generales previstas en los tres primeros párrafos del artículo 2554 del Código Civil Federal de los Estados Unidos Mexicanos y sus artículos correlativos de los Códigos Civiles de los Estados de la República Exhibit 2.1

Exhibit 2.1

3.

including all special faculties that require special authority in accordance with law, including special faculties in terms of articles 2582 and 2587 of the Federal Civil Code of the United Mexican States and the corresponding articles of the Civil Codes for the States and of Mexico City. The Attorney-in-Fact shall have the authority to substitute this power of attorney exclusively in favor of Mr. José Antonio Iniestra Zuñiga in terms of Section 10.17(g) of the Agreement.	Mexicana y la Ciudad de México, incluyendo todas aquellas facultades especiales que requieran cláusula especial conforme a la ley, inclusive las facultades especiales que señalan los artículos 2582 y 2587 del Código Civil Federal y sus artículos correlativos de los Códigos Civiles de los Estados de la República Mexicana y la Ciudad de México. El Apoderado estará facultado para sustituir el presente poder únicamente a favor del señor José Antonio Iniestra Zuñiga de conformidad con la cláusula 10.17(g) del Contrato.
The Attorney-in-Fact is expressly released from its obligation to be held accountable to the Grantors in the exercise of the power granted herein and shall be entitled to receive from the Grantors the indemnification referred to in clause 10.17 of the Agreement.	El Apoderado queda expresamente relevado de su obligación de rendir cuentas a los Otorgantes en el ejercicio del presente poder y tendrá derecho a recibir de los Otorgantes la indemnización a que se refiere la cláusula 10.17 del Contrato.
This power is granted pursuant to Section 10.17 of the Stock Purchase Agreement (the "<u>Agreement</u>") of even date hereof entered into by and among Nexeo Solutions, LLC and Nexeo Solutions Mexico Holdings LLC as buyers (the "<u>Buyers</u>") and the Grantors as sellers (the "Sellers") pursuant to which the Buyers agreed to purchase and the Sellers to sell, subject to the terms and conditions provided therein, 100% of the equity interests held by them in Ultra Chem, S. de R.L. de C.V., Global Chem, S. de R.L. de C.V. and Chem Servicios, S. de R.L. de C.V. companies incorporated and existent in terms of Mexican laws.	El presente poder se otorga de conformidad con lo previsto en la cláusula 10.17 del Contrato de Compraventa de Partes Sociales (*Stock Purchase Agreement*) de esta misma fecha (el "<u>Contrato</u>") celebrado entre Nexeo Solutions, LLC y Nexeo Solutions Mexico Holdings, LLC, como compradores (los "<u>Compradores</u>") y los Otorgantes, como vendedores (los "<u>Vendedores</u>"), por medio del cual los Compradores se obligaron a comprar y los Vendedores a vender, sujeto a los términos y condiciones ahí establecidos, el 100% (cien por ciento) de las partes sociales de las que son titulares de Ultra Chem, S. de R.L. de C.V., Global Chem, S. de R.L. de C.V. y Chem Servicios, S. de R.L. de C.V., sociedades constituidas y existentes conforme a las leyes de los Estados Unidos Mexicanos.
The power granted herein is irrevocable under article 2596 of the Federal Civil	El presente poder es irrevocable conforme a lo previsto en el artículo 2596 del Código

4. Code of the United Mexican States since it is a condition for the effectiveness of a bilateral contract and it is granted by the undersigned to comply with the obligations set forth in Section 10.17 of the Agreement. All capitalized terms contained and not defined herein shall have the meanings attributed to them in the Agreement. Civil Federal, pues su otorgamiento en una condición de un contrato bilateral y los Otorgantes lo otorgan en cumplimiento de la obligación establecida en la Cláusula 10.17 del Contrato. Todos los términos con mayúscula inicial contenidos y no definidos en el presente poder tendrán el significado que se les atribuye a los mismos en el Contrato. [Shareholder B] ________________________________ In his own behalf/Por su propio derecho [Shareholder C] ________________________________ In his own behalf/Por su propio derecho [Shareholder D] ________________________________ In his own behalf/Por su propio derecho [Wife 2] ________________________________ In her own behalf/Por su propio derecho [Shareholder E] ________________________________ In his own behalf/Por su propio derecho [Wife 1] ________________________________ In her own behalf /Por su propio derecho [Shareholder F] ________________________________ In his own behalf/Por su propio derecho [Shareholder G] ________________________________ In his own behalf/Por su propio derecho [Shareholder A] ________________________________ In his own behalf/Por su propio derecho Exhibit 2.1